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                                                                  EXHIBIT 10.19









                    AMENDED AND RESTATED CREDIT AGREEMENT


                          dated as of June 15, 1994

                                    among

                             JLM INDUSTRIES, INC.

                             JLM MARKETING, INC.

                             JLM TERMINALS, INC.

                           JLM INTERNATIONAL, INC.

                           OLEFINS MARKETING, INC.

                              JOHN L. MACDONALD

                                     and

                     STATE STREET BANK AND TRUST COMPANY






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                              Table of Contents


ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS .................................   2
        Section 1.01  Definitions .........................................   2
        Section 1.02  Accounting Terms ....................................  10

ARTICLE 2.  THE LOANS .....................................................  11
        Section 2.01  The Loans ...........................................  11
        Section 2.02  The Notes ...........................................  11
        Section 2.03  Purposes ............................................  12
        Section 2.04  Borrowing Procedures ................................  12
        Section 2.05  Prepayments .........................................  12
        Section 2.06  Changes of Commitments ..............................  12
        Section 2.07  Certain Notices .....................................  12
        Section 2.08  Minimum Amounts .....................................  13
        Section 2.09  Interest ............................................  13
        Section 2.10  Fees ................................................  13
        Section 2.11  Payments Generally ..................................  14

ARTICLE 3.  THE LETTERS OF CREDIT .........................................  14
        Section 3.01  Letters of Credit ...................................  14
        Section 3.02  Purposes ............................................  14
        Section 3.03  Procedures for Issuance of Letters of Letters
                      of Credit ...........................................  14
        Section 3.04  Payments ............................................  15
        Section 3.05  Further Assurances ..................................  15
        Section 3.06  Obligations Absolute ................................  15
        Section 3.07  Cash Collateral Account .............................  16
        Section 3.08  Letter of Credit Fees ...............................  16

ARTICLE 4.  CONDITIONS OF PRECEDENT .......................................  17
        Section 4.01  Documentary Conditions Precedent ....................  17
        Section 4.02  Additional Conditions Precedent .....................  18
        Section 4.03  Deemed Representations ..............................  19

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES ................................  19
        Section 5.01  Incorporation, Good Standing and Due
                      Qualification .......................................  19
        Section 5.02  Corporate Power and Authority; No
                      Conflicts ...........................................  19
        Section 5.03  Legally Enforceable Agreements ......................  20
        Section 5.04  Litigation ..........................................  20
        Section 5.05  Financial Statements ................................  20
        Section 5.06  Ownership and Liens .................................  20
        Section 5.07  Taxes ...............................................  21
        Section 5.08  ERISA ...............................................  21
        Section 5.09  Subsidiaries and Ownership of Stock .................  21
        Section 5.10  Credit Arrangements .................................  21
        Section 5.11  Operation of Business ...............................  22
        Section 5.12  Hazardous Materials .................................  22
        Section 5.13  No Default on Outstanding Judgements or
                      Orders ..............................................  22
        Section 5.14  No Defaults on Other Agreements .....................  22














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        Section 5.15  Labor Disputes and Acts of God ......................  22
        Section 5.16  Governmental Regulation .............................  23
        Section 5.17  No Forfeiture .......................................  23
        Section 5.18  Solvency ............................................  23
        Section 5.19  Security Documents ..................................  24

ARTICLE 6.  AFFIRMATIVE COVENANTS .........................................  24
        Section 6.01  Maintenance of Existance ............................  24
        Section 6.02  Conduct of Business .................................  24
        Section 6.03  Maintenance of Properties ...........................  24
        Section 6.04  Maintenance of Records ..............................  24
        Section 6.05  Maintenance of Insurance ............................  24
        Section 6.06  Compliance with Laws ................................  24
        Section 6.07  Right of Inspection .................................  25
        Section 6.08  Reporting Requirements ..............................  25
        Section 6.09  Additional Subsidiary Guarantors ....................  28

ARTICLE 7.  NEGATIVE COVENANTS ............................................  28
        Section 7.01  Debt ................................................  28
        Section 7.02  Guaranties, Etc .....................................  29
        Section 7.03  Liens ...............................................  29
        Section 7.04  Leases ..............................................  30
        Section 7.05  Investments .........................................  31
        Section 7.06  Dividends ...........................................  31
        Section 7.07  Sale of Property ....................................  32
        Section 7.08  Stock of Subsidiaries, Etc ..........................  32
        Section 7.09  Transaction with Affiliates .........................  32
        Section 7.10  Mergers, Etc ........................................  32
        Section 7.11  Acquisitions ........................................  33
        Section 7.12  No Activities Leading to Forfeiture .................  33
        Section 7.13  Restrictions ........................................  33

ARTICLE 8.  FINANCIAL COVENANTS ...........................................  33
        Section 8.01  Net Income ..........................................  33
        Section 8.02  Minimum Tangible Net Worth ..........................  34
        Section 8.03  Leverage Ratio ......................................  34
        Section 8.04  Cash Flow Ratio .....................................  34

ARTICLE 9.  EVENTS OF DEFAULT .............................................  34
        Section 9.01  Events of Default ...................................  34
        Section 9.02  Remedies ............................................  36

ARTICLE 10.  GUARANTY OF JLM DOMESTIC ENTITIES ............................  37
        Section 10.01  Guarantied Obligations .............................  37
        Section 10.02  Performance under this Agreement ...................  37
        Section 10.03  Waivers ............................................  37
        Section 10.04  Releases ...........................................  39
        Section 10.05  Marshaling .........................................  40
        Section 10.06  Liability ..........................................  40
        Section 10.07  Primary Obligation .................................  40
        Section 10.08  Election to Perform Obligations ....................  40
        Section 10.09  No Election ........................................  41
        Section 10.10  Severability .......................................  41
        Section 10.11  Other Enforcement Rights ...........................  41




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        Section 10.12  Delay or Omission; No Waiver .......................  41
        Section 10.13  Restoration of Rights and Remedies .................  42
        Section 10.14  Cumulative Remedies ................................  42
        Section 10.15  Survival ...........................................  42

ARTICLE 11.  GUARANTY OF MACDONALD ........................................  42
        Section 11.01  Guarantied Obligations .............................  42
        Section 11.02  Performance Under This Agreement ...................  43
        Section 11.03  LIMITED GUARANTY ...................................  43
        Section 11.04  Waivers ............................................  43
        Section 11.05  Releases ...........................................  44
        Section 11.06  Marshaling .........................................  45
        Section 11.07  Liability ..........................................  45
        Section 11.08  Primary Obligation .................................  46
        Section 11.09  Election to Perform Obligations ....................  46
        Section 11.10  No Election ........................................  46
        Section 11.11  Severability .......................................  46
        Section 11.12  Other Enforcement Rights ...........................  46
        Section 11.13  Delay or Omission; No Waiver .......................  47
        Section 11.14  Restoration of Rights and Remedies .................  47
        Section 11.15  Cumulative Remedies ................................  47
        Section 11.16  Survival ...........................................  47

ARTICLE 12.  MISCELLANEOUS ................................................  48
        Section 12.01  Amendments and Waivers .............................  48
        Section 12.02  Usury ..............................................  48
        Section 12.03  Expenses ...........................................  48
        Section 12.04  Survival ...........................................  48
        Section 12.05  Assignment; Participations .........................  48
        Section 12.06  Notices ............................................  49
        Section 12.07  Setoff .............................................  50
        Section 12.08  JURISDICTION; IMMUNITIES ...........................  50
        Section 12.09  Table of Contents; Headings ........................  51
        Section 12.10  Severability .......................................  51
        Section 12.11  Counterparts .......................................  51
        Section 12.12  Integration ........................................  51
        Section 12.13  GOVERNING LAW ......................................  51
        Section 12.14  Confidentiality ....................................  51
        Section 12.15  Treatment of Certain Information ...................  52




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EXHIBITS

        Exhibit A1      Revolving Credit Note
        Exhibit A2      Florida Term Note
        Exhibit A3      North Carolina Term Note
        Exhibit B1      Borrowing Base Certificate
        Exhibit B2      Compliance Certificate
        Exhibit C1      Opinion of Counsel to the Obligors
        Exhibit C2      Opinion of Canadian Counsel
        Exhibit D       Amended and Restated Security Agreement
        Exhibit E       Canadian Guarantee
        Exhibit F       Canadian Security Agreement


SCHEDULES

        Schedule I      Subsidiaries
        Schedule II     Credit Arrangements
        Schedule III    Liens






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        AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 15, 1994 among
JLM INDUSTRIES, Inc., a corporation organized under the laws of Delaware ("JLM Industries"), JLM MARKETING, INC., a corporation organized under the laws of Delaware ("JLM Marketing"), JLM TERMINALS, INC., a corporation organized under the laws of North Carolina ("JLM Terminals"), JLM INTERNATIONAL, INC., a corporation organized under the laws of Delaware ("JLM International") and OLEFINS MARKETING, INC., a corporation organized under the laws of Delaware ("Olefins Marketing" and collectively, together with JLM Industries, JLM Marketing, JLM Terminals and JLM International, the "JLM Domestic Entities"); JOHN L. MACDONALD, an individual residing at 921 Anchorage Rd., Tampa, Fl 33602 ("MacDonald); and STATE STREET BANK AND TRUST COMPANY, a Massachusetts bank and trust company (the "Bank").

        WHEREAS, JLM Marketing and the Bank have entered into that certain Revolving Line of Credit Agreement dated as of July 13, 1992 pursuant to which the Bank has extended credit to JLM Marketing evidenced by that certain Promissory Note issued by JLM Marketing and guarantied by JLM Industries, JLM International and Olefins Marketing;

        WHEREAS, JLM Industries and the Bank have entered into that certain Construction Loan Agreement dated as of December 2, 1992 pursuant to which the Bank has extended credit to JLM Industries and JLM Marketing evidenced by that certain Promissory Note issued by JLM Industries and JLM Marketing and guarantied by JLM Marketing, JLM International, and Olefins Marketing;

        WHEREAS, the Bank has agreed to extend additional credit to JLM Terminals to be secured by a bulk liquid chemical storage terminal in Cape Fear, North Carolina;

        WHEREAS, the JLM Domestic Entities, MacDonald and the Bank have agreed to enter this Agreement to provide for, among other things, (a) the issuance of the Revolving Credit Note by JLM Marketing to be guarantied by the other JLM Domestic Entities, (b) the issuance of the Florida Term Note by JLM Industries to be guarantied by the other JLM Domestic Entities and (c) the issuance of the North Carolina Term Note by JLM Terminals to be guarantied by the other JLM Domestic Entities and MacDonald;

        WHEREAS, the JLM Domestic Entities are and will be operated on an integrated basis in connection with their respective financial resources; the JLM Domestic Entities are and will be operated as separate entities but will constitute part of one business enterprise and are and will be operated on an integrated basis in connection with their respective business activities and their respective financial resources; each of the JLM Domestic Entities will receive direct economic and financial benefits from the Debt incurred under this Agreement and the incurrence of such Debt is in the best interests of such JLM Domestic Entity; each of the JLM Domestic Entities acknowledges that the Bank would not provide the financing hereunder but for the joint and several obligations of






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such JLM Domestic Entity hereunder with respect hereto; each of the JLM
Domestic Entities will receive direct economic and financial benefits from the Debt incurred under this Agreement by such JLM Domestic Entity and the incurrence of such Debt is in the best interests of such JLM Domestic Entity.

      NOW THEREFORE, the parties hereto agree as follows:

            ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS.

      Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

      "Acquisition" means any transaction pursuant to which any JLM entity (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any Person, (b) causes or permits any Person be merged into any JLM Entity, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of any JLM Entity, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

      "Affiliate" means any Person (other than an Obligor): (a) which directly or indirectly controls, or is controlled by, or is under common control with, any JLM Entity; (b) which directly or indirectly beneficially owns or holds 10% or more of any class of voting stock of any JLM Entity; (c) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by any JLM Entity; or (d) which is a partnership in which any JLM Entity is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      "Agreement" means this Amended and Restated Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

      "Banking Day" means any day on which commercial banks are not authorized or required to close in Boston, Massachusetts.

      "Borrowing Base" means at any date of determination thereof, the sum of
(a) eighty-five percent (85%) of Eligible Receivables plus (b) the lesser of
(i) fifty percent (50%) of Eligible Inventory and (ii) $4,000,000; the Borrowing Base shall be determined by the Bank based upon a Borrowing Base Certificate submitted by JLM Marketing to the Bank not less frequently than


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monthly and certified as accurate and complete by the chief financial officer of JLM Marketing.

      "Borrowing Base Certificate" means each certificate delivered by JLM Marketing substantially in the form of Exhibit B1.

      "Canadian Guarantee" means the guaranty in the form of Exhibit E to be delivered by JLM Canada under the terms of this agreement, as amended or supplemented from time to time.

      "Canadian Security Agreement" means the security agreement in the form of Exhibit F to be delivered by JLM Canada under the terms of this Agreement, as amended or supplemented from time to time.

      "Capital Expenditures" means, with respect to any Person, with respect to any fiscal period, the aggregate amount of expenditures made by such Person to acquire or construct fixed assets, plant and equipment (including renewals, improvements, replacements and incurrence of obligations under Capital Leases but excluding repairs) for such period.

      "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

      "Cash Flow" means, with respect to any Person, with respect of any fiscal period, the result of (a) net income for such Person for such period plus (b) the aggregate amount of depreciation, amortization and other non-cash charges to the extent such amount was deducted in the computation of net income for such period minus (c) the aggregate amount of Capital Expenditures of such Person for such period to the extent such amount is not financed with Debt incurred by such Person.

      "Cash Flow Ratio" means, with respect to any Person, at any date of determination thereof, the ratio of (a) Cash Flow of such Person for the most recently ended four fiscal quarters to (b) current maturities at such date of Debt payable more than one year from the date of its incurrence.

      "Closing Date" means the date this Agreement has been executed by the JLM Domestic entities, Macdonald and the Bank.

      "Code" means the Internal Revenue code of 1986, as amended from time to time.

      "Collateral" means all of each Obligor's right, title and interest in and to Property in which such Obligor has granted a Lien to the Bank under any Facility Document.

      "Compliance Certificate" means the compliance certificate in the form of Exhibit B2 to be delivered by the JLM Domestic Entities under the terms of this Agreement.


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      "Consolidated Cash Flow" means, with respect to any fiscal period, Cash
Flow of the JLM Entities for such fiscal period, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Cash Flow Ratio" means, with respect to any Person, at any date of determination thereof, the ratio of (a) Consolidated Cash Flow of such Person for the most recently ended four fiscal quarters to (b) current maturities at such date of Debt payable more than one year from the date of its incurrence.

      "Consolidated Liabilities" means with respect to any fiscal period, net income of the JLM Entities for such fiscal period, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any fiscal period, net income of the JLM Entities for such fiscal period, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Tangible Assets" means, at any date of determination thereof, all assets of the JLM Entities except assets of the JLM Entities which would be classified as intangibles under GAAP including, without limitation, patents, copyrights, trademarks, trade names, franchises, goodwill and other similar intangible assets, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Tangible Net worth" means, at any date of determination thereof, the difference between (a Consolidated Tangible Assets and (b) Consolidated Liabilities.

      "Customer" shall have the meaning assigned to such term in the Security Agreement.

      "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of Property or services (except trade payables in the ordinary course of business); (c) Unfunded Benefit Liabilities of such Person (if such Person is not a JLM Entity, determined in a manner analogous to that of determining Unfunded Benefit Liabilities of a JLM Entity); (d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations arising under acceptance facilities; (f) Guaranties of such Person;
(g) obligations secured by any Lien on Property of such Person; and (h) obligations of such Person as lessee under Capital Leases.

      "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

      "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by any Obligor under this Agreement or any other Facility Document, or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period



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from and including the due date, to, but excluding the date on which such amount is paid in full equal to two percent (2%) above the Prime Rate as in effect from time to time.

      "Dollars" and the sign "$" mean lawful money of the United States of America.

      "Eligible Inventory" means such Inventory of such part of such Inventory of JLM Marketing and JLM Canada as shall be designated by the Bank from time to time as being acceptable to it in its sole discretion in all respects; provided that no Inventory shall constitute "Eligible Inventory" unless such Inventory is owned solely by JLM Marketing and JLM Canada and no other Person has and right, title, interest, claim or Lien thereon, or thereto, other than in favor of the Bank securing the obligations hereunder and the Lien granted by such JLM Marketing and JLM Canada in favor of the Bank constitutes a first priority security interest in such Inventory.

      "Eligible Receivables" means such Receivables of the JLM Marketing and JLM Canada (but in the case of Receivables of JLM Canada as to which the Bank so requires only to the extent that such receivables are fully insured and are assigned to JLM Marketing) as shall be designated by the Bank from time to time as being acceptable to it in its sole discretion in all respects; provided that no Receivable shall constitute an "Eligible Receivable" unless (a) such Receivable is bona fide, valid and constitutes an enforceable order or contract, written or oral, for goods sold, and the same were sold in accordance with such order or contract, (b) such Receivable is owned solely by an Obligor and no other Person has any right, title, interest, claim or Lien thereon, or thereto, other than in favor of the Bank securing the obligations hereunder and the Lien granted by such Obligor in favor of the Bank constitutes a first priority security interest in such Receivable, (c) such Receivable is not outstanding for more than 90 days from the earlier of the date of shipment of goods to the Customer or the invoice date, (d) such Receivable is not subject to any claim of reduction, counterclaim, setoff, recoupment, or other defense in law or equity, or any claim for credits , contractual allowances, discounts, or other credit adjustments by the Customer, (e) the Bank in the exercise of its sole discretion has not deemed such Receivable ineligible because of uncertainty as the creditworthiness of the Customer in relation to the amount of credit extended and (f) such Receivable is not the obligation of a JLM entity or an Affiliate of a JLM Entity.

      "Environmental Indemnity Agreements" means the Environmental Indemnity Agreement, dated as of June 15, 1994 between the Bank and JLM Terminals and the Environmental Indemnity Agreement, dated December 2, 1992, among the Bank, JLM Marketing and JLM Industries.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or other


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



governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminates, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminates, chemicals, or industrial, toxic or hazardous substances or wastes.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

      "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which any ELM Entity is a member, or (ii) solely for purposes of potential liability under Section 302 (c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) if the Code, described in Section 414(m) or (o) of the Code of which any JLM Entity is a member.

      "Event of Default" has the meaning given such term in Section 9.01.

      "Facility Documents" means this Agreement, the Notes, the Letters of Credit, the Canadian Guarantee, the Security Documents and the Environmental Indemnity Agreements as each may be amended from time to time.

      "First Florida Mortgage Modification" means the Mortgage Modification Agreement and Notice of Future Advance, executed June 4, 1994, by and between JLM Marketing, JLM Industries and the Bank, as amended or supplemented from time to time.

      "Fiscal Year Net worth Increases Amounts" means (a) $600,000 for each of the fiscal years of the JLM Entities ending on December 31, 1994 and December 31, 1995 and (b) $750,000 for each of fiscal years ending thereafter.

      "Florida Term Note" means the promissory note of JLM Industries and JLM Marketing in the form of Exhibit A2 hereto evidencing the Florida Term Loan made by the Bank hereunder and all promissory notes delivered in substitution or exchange therefor, as amended or supplemented from time to time.

      "Florida Mortgage" means the Mortgage from JLM Marketing and JLM Industries in favor of the Bank, dated December 2, 1992, as recorded in Official Records Book 6812, page 1027, of the public records of Hillsborough County, Florida as modified by the First Florida Mortgage Modification.




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



      "Forfeiture Proceeding" means any action, proceeding or investigation affecting any JLM Entity or any of its Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their Property.

      "GAAP" means generally accepted accounting principles in the United States of America as is effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 5.05 (except for changes concurred in by the JLM Entities' independent public accountants).

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty" means, with respect to any Person, guaranties, endorsements (other that for collection in the ordinary course of business) and other contingent obligations of such Person with respect to the obligations of any other Person (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any such other Person against loss).

  "Hazardous Materials" means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances, the removal of which is required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is restricted, prohibited or penalized by any applicable law.

      "Inventory" shall have the meaning assigned to such term in the Security Agreement.

      "JLM Canada" means JLM Chemicals Canada Ltd., a corporation organized under the laws of the Province of Ontario, Canada.

      "JLM Entity" means JLM Industries or any Subsidiary of JLM Industries whose accounts are or are required to be consolidated or included with the accounts of JLM Industries in accordance with GAAP.

      "Lending Office" means the lending office of the Bank (or of an affiliate of the Bank) on its signature page hereof or such other office of the Bank (or of an affiliate of the Bank) as the



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
Bank may from time to time specify to the JLM Domestic Entities as the office by which its Loans are to be made and maintained.

       "Letter of Credit Availability" means, at any date of determination thereof, the amount by which (a) the result of (i) the aggregate amount of the Revolving Credit Commitment as of such date minus (ii) the unpaid aggregate principal amount of the Revolving Credit Loans then outstanding exceeds (b) the aggregate amount of the Letter of Credit Obligations at such date; provided that in no event shall the Letter of Credit Obligations exceed $3,500,000 for Letters of Credit whose expiry date is more than 90 days from such date of determination.

       "Letter of Credit Obligations" means, at any date of determination thereof, all liabilities of JLM Marketing with respect to Letters of Credit, whether or not any liability is contingent, including, without limitation, the sum of (a) the aggregate amount available to be drawn under the Letters of Credit then outstanding plus (b) the aggregate amount of all unpaid Reimbursement Obligations.

       "Leverage Ratio" means, at any date of determination thereof, the ratio of (a) Consolidated Liabilities to (b) Consolidated Tangible Net Worth.

       "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

       "Loan" means any loan made by the Bank pursuant to Section 2.01.

       "Material Adverse Effect" means any material adverse effect on (a) the business, profits, properties or condition of the JLM Entities, taken as a whole, (b) the ability of any Obligator to perform their respective obligations under each of the Facility Documents to which it is a party, (c) the binding nature, validity or enforceability of any of the Facility Documents and (d) the validity, perfection, priority or enforceability of the Liens in favor of the Bank securing the obligations hereunder, which, in each case, arises from, or reasonably could be expected to arise from, any action or omission of action on the part of any JLM Entity or the occurrence of any event or the existence of any fact or condition in respect of any JLM Entity or any of their respective properties.

       "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by any JLM Entity or any ERISA Affiliate and which is covered by Title IV of ERISA.

       "North Carolina Deed of Trust" means the Deed of Trust and Security Agreement, dated June 1994, from JLM Terminals to _____________________, as trustee, for the benefit of the Bank.

       "North Carolina Term Note" means the promissory note of JLM Terminals in the form of Exhibit A3 hereto evidencing the North Carolina Term Loans made by the Bank hereunder and all promissory notes delivered in substitution or exchange therefor, as amended or supplemented from time to time.

       "Notes" means the Revolving Credit Note, the Florida Term Note and the North Carolina Term Note.

       "Obligors" Means, collectively, the JLM Domestic Entities, JLM Canada and MacDonald.

       "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

       "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

       "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by any JLM Entity or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

       "Prime Rate" means that rate of interest from time to time announced by the Bank at its Principal Office as its prime commercial lending rate.

       "Principal Office" means the principal office of the Bank, presently located at 225 Franklin Street, Boston, MA 02110.

       "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

       "Purchase Money Lien" means a Lien on any Property acquired by any JLM Entity or placed on any Property in order to finance the acquisition or construction of such Property or the construction of improvements located on such Property, or the assumption of any Lien on Property existing at the time of the acquisition of such Property or of the Person holding such Property or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease.

       "Receivables" shall have the meaning assigned to such term in the Security Agreement.

       "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

       "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

       "Reimbursement Obligation" means the obligation of JLM Marketing to reimburse State Street in accordance with the terms of this Agreement for the payment made by State Street under any Letter of Credit.

       "Revolving Credit Commitment" means the obligation of the Bank to make the Revolving Credit Loans under this Agreement in the aggregate principal amount of $9,000,000, as such amount may be reduced or otherwise modified from time to time.

       "Revolving Credit Note" means the promissory note of JLM Marketing in the form of Exhibit A1 hereto evidencing the Revolving Credit Loans made by the Bank hereunder and all promissory notes delivered in substitution or exchange therefor, as amended or supplemented from time to time.

       "Revolving Credit Termination Date" means May 25, 1997.

       "Security Agreement" means the security agreement in the form of Exhibit D to be delivered by each of the JLM Domestic Entities under the terms of this Agreement, as amended or supplemented from time to time.

       "Security Documents" means the Security Agreement, the Canadian Security Agreement, the Florida Mortgage, the North Carolina Deed of Trust and each other security document that may from time to time be delivered to the Bank in connection therewith.

       "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

       "Term Loans" means the Florida Term Loan and the North Carolina Term
Loan.

       "UCP" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

       "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the plan and in accordance with the provisions of ERISA for calculating the potential liability of any JLM Entity or any ERISA Affiliate under Title IV of ERISA.

       Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                            ARTICLE 2.   THE LOANS.

       Section 2.01. The Loans. (a) Subject to the terms and conditions of this Agreement, the Bank agrees to make revolving credit loans (the "Revolving Credit Loans") to JLM Marketing from time to time from and including the date hereof to and including the Revolving Credit Termination Date, up to but not exceeding in the aggregate principal amount at any one time outstanding, the amount of the lesser of (i) the difference between the Revolving Credit Commitment and the Letter of Credit Obligations and (ii) the difference between the Borrowing Base and the Letter of Credit Obligations. The revolving Credit Loans shall be due and payable on the Revolving Credit Termination Date.

       (b) Subject to the terms and conditions of this Agreement, the Bank agrees to modify and extend an existing term loan (the "Florida Term Loan") to JLM Industries on the Closing Date in the aggregate original principal amount of $2,000,000. The Florida Term Loan will be repaid in 120 consecutive monthly installments each in an amount necessary to fully amortize the original principal amount, together with accrued interest thereon, on an accrual basis over a period of 240 consecutive months. The first such installment shall be due on June 1, 1994 with subsequent installments due on the 1st day of each month thereafter to and including May 1, 2004. The last such installment shall be in an amount necessary to repay in full the unpaid principal amount of the Florida Term Loan.

       (c) Subject to the terms and conditions of this Agreement, the Bank agrees to make a term loan (the "North Carolina Term Loan") the JLM Terminals on the Closing Date in the aggregate original principal amount of $1,250,000. The North Carolina Term Loan will be repaid in 72 consecutive monthly installments each in amount necessary to fully amortize the original principal amount, together with accrued interest thereon, on an accrual basis as follows: (i) $50,000 of the original principal amount during the first year of the North Carolina Term Loan, (ii) $150,000 of the original principal amount during the second year of the North Carolina Term Loan, (iii) $250,000 of the original principal amount during each of the next three years of the North Carolina Term Loan and (iv) $300,000 during the sixth and final year of the North Carolina Term Loan. The first such installment shall be due on June 1, 1994 with subsequent installments due on the 1st day of each month thereafter to an including May 1, 2000. The last such installment shall be in an amount necessary to repay in full the unpaid principal amount of the North Carolina Term Loan.

       Section 2.02. The Notes. The Revolving Credit Loans shall be evidenced by a single promissory note in favor of the Bank in the form of Exhibit A1, dated the Closing Date, duly completed and executed by JLM Marketing. The Florida Term Loans shall be evidenced by a single promissory note in favor of the Bank in the form of Exhibit A2, dated the Closing Date, duly completed and executed by JLM Industries and JLM Marketing. The North Carolina Term Loan shall be evidenced by a single promissory note in favor of the Bank in the form of Exhibit A3, dated the Closing Date, duly completed and executed by JLM Terminals.

       Section 2.03. Purposes. The JLM Industries, JLM Marketing and JLM Terminals shall use the proceeds of the Loans for general corporate purposes. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

       Section 2.04. Borrowing Procedures. JLM Marketing when it intends to effect a borrowing shall give the Bank notice of each borrowing to be made hereunder as provided in Section 2.08. Not later than 1:00 p.m. Boston, Massachusetts time on the date of such borrowing, the Bank, shall through its Lending Office and subject to the conditions of this Agreement, make the amount of the Revolving Credit Loan to be made on such day available to JLM Marketing, in immediately available funds, by the Bank crediting an account of JLM Marketing designated by JLM Marketing and maintained with the Bank at the Lending Office.

       Section 2.05. Prepayments. JLM Marketing shall have the right to make prepayments of principal on the Revolving Credit Note at any time or from time to time; provided that JLM Marketing shall give the Bank notice of each such prepayment as provided in Section 2.08. In the case of the Term Loans, all prepayments shall be applied to the principal installments of the Term Loans in the inverse order of their maturities and shall be subject to the prepayment premiums set forth in the Florida Term Note and the North Carolina Term Note, respectively.

       Section 2.06. Changes of Commitments. JLM Marketing shall have the right to reduce or terminate the amount of the unused Revolving Credit Commitment at any time or from time to time, provided that: (a) JLM Marketing shall give notice of each such reduction or termination to the Bank as provided in Section 2.08; and (b) each partial reduction shall be in an aggregate amount at least equal to $1,000,000. The Revolving Credit Commitment once reduced or terminated may not be reinstated.

       Section 2.07. Certain Notices. Notices by JLM Marketing to the Bank of each borrowing pursuant to Section 2.04 and each prepayment pursuant to Section 2.05, and each reduction or termination of the Revolving Credit Commitment pursuant to Section

2.06 shall be irrevocable and shall be effective only if received by the Bank not later than 1;00 p.m. Boston, Massachusetts time, and (a) in the case of borrowings and prepayments of Loans, given the same Banking Day; and (b) in the case of reductions or terminations of the Revolving Credit Commitment, given three Banking Days prior thereto. Each such notice shall specify the Loans to the borrowed or prepaid and the date of the borrowing or prepayment (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Revolving Credit Commitment to be reduced or terminated.

       Section 2.08. Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Revolving Credit Commitment, each borrowing of Revolving Credit Loans and prepayment of Loans shall be in an amount not less than $100 in the aggregate for the Bank unless such minimum amount is waived by the Bank.

       Section 2.09 Interest. (a) Interest shall accrue on the outstanding and unpaid payment amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for the Revolving Credit Loan, at a variable rate per annum equal to the Prime Rate, (ii) for the Florida Term Loan, at a fixed rate per annum equal to __% and (iii) for the North Carolina Term Loan, at a variable rate per annum equal to the Prime Rate plus 1.50% with an option to allow the Borrower to convert the North Carolina Terms Loan interest rate to a fixed rate within 180 days of the date of this Agreement. If the principal amount of any Loan and any other amount payable by JLM Marketing hereunder or under the Notes shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate.

       (b) The interest rate on each Loan shall change when the variable rate changes and interest on each such Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

       (c) Accrued interest shall be due and payable in arrears upon any full payment of principal and on the first day of each month commencing the first such date after such Loan.

       Section 2.10. Fees. (a) JLM Marketing shall pay to the Bank a facility fee for the Revolving Credit Loans at a rate per annum equal to .75% on the aggregate amount of the Revolving Credit Commitment per year payable quarterly in advance. JLM Industries shall pay to the Bank a facility fee for the Florida Term Loan equal to .75% of the aggregate principal amount of the Florida Term Loan payable on the Closing Date. JLM Terminals shall pay to the Bank a facility fee for the North Carolina Term Loan equal to 1% on the aggregate principal amount of the North Carolina Term Loan payable on the Closing Date.

       (b) JLM Marketing shall pay to the Bank a commitment fee at a rate per annum equal to .25% on the daily average of the difference among (i) the aggregate amount of the Revolving Credit Commitment minus (ii) the unpaid aggregate principal amount of the Revolving Credit Loans then outstanding minus
(iii) the Letter of Credit Obligations minus (iv) the aggregate principal amount of banker's acceptance than outstanding, for the period from and including the Closing Date to the earlier of the date the Revolving Credit Commitment is terminated or the Revolving Credit Termination Date, calculated on the basis of a year of 360 days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears upon any reduction or termination of the Revolving Credit Commitment and on the first day of each June, September, December and March.

       Section 2.11. Payments Generally. All payments under this Agreement or the Notes shall be made in Dollars in immediately available funds not later than 1:00 p.m. Boston, Massachusetts time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Date) at the Lending Office. The Bank may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of JLM Industries, JLM Marketing, JLM Terminals or JLM Canada with the Bank. JLM Industries, JLM Marketing, JLM Terminals or JLM Canada Entities shall, at the time of making each payment under this Agreement or the Notes, specify to the Bank the principal or other amount payable by JLM Industries, JLM Marketing, JLM Terminals or JLM Canada under this Agreement or the Notes to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Bank may apply such payment as it may elect in its sole discretion). If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension.

                       ARTICLE 3.  THE LETTERS OF CREDIT.

       Section 3.01. Letters of Credit. (a) Subject to the terms and conditions of this Agreement, the Bank agrees to issue on any Banking Day prior to the Revolving Credit Termination Date for the account of JLM Marketing documentary and standby letters of credit in such form as may from time to time be approved by the Bank acting reasonably (together with the applications therefor, the "Letters of Credit"); provided that on the date of the issuance of any Letter of Credit, and after giving effect to such issuance, the Letter of Credit Obligations shall not exceed the Letter of Credit Availability.

       (b) Each Letter of Credit shall (i) have an expiry date no later than the Revolving Credit Termination Date, (ii) be denominated in Dollars, (iii) be in a minimum face amount of

$10,000 and (iv) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described or when such documents are presented, as the case may be.

       Section 3.01. Purposes. JLM Marketing shall use the Letters of Credit for the purpose of securing obligations incurred in the ordinary course of its business.

       Section 3.03. Procedures for Issuance of Letters of Credit. JLM Marketing may from time to time request that the Bank issue a Letter of Credit by delivering to the Bank at its address for notices specified herein an application therefor in such form as may from time to time be approved by the Bank acting reasonably, completed to the satisfaction of the Bank, and such other certificates, documents and other papers and information as the Bank may reasonably request. Upon receipt of any application, the Bank will process such application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit in such customized form as may reasonably be requested by JLM Marketing (but in no event shall the Bank issue any Letter of Credit later than five Banking Days after receipt of the application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Bank and JLM Marketing. The Bank shall furnish a coy of such Letter of Credit to JLM Marketing promptly following the issuance thereof.

       Section 3.04. Payments. In order to induce the Bank to issue the Letters of Credit, JLM Marketing hereby agrees to reimburse the Bank, unless such Reimbursement Obligation has been accelerated pursuant to Section 9.02, on each date that JLM Marketing has been notified by the Bank that any draft presented under any Letter of Credit is paid by the Bank, for (i) the amount of the draft paid by the Bank and (ii) the amount of any taxes, reasonably fees, reasonable charges or other reasonable costs or expenses whatsoever incurred by the Bank in connection with any payment made by the Bank under, or with respect to, such Letter of Credit. Each such payment shall be made to the Bank at its office specified in Section 12.06, in lawful money of the United States and in immediately available funds on the day that payment is made by the Bank. Interest on any and all amounts remaining unpaid by JLM Marketing under this
Section 3.04 at any time from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full shall be payable to the Bank on demand at a fluctuating rate per annum equal to Default Rate.

       Section 3.05. Further Assurances. JLM Marketing hereby agrees to do and perform any and all acts and to execute any and all further instruments from time to time reasonably requested by the Bank more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit opened hereunder.

       Section 3.06. Obligations Absolute. Provided that the Bank has fulfilled its obligations under the UCP, the payment obligations of JLM Marketing under Section 3.05 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

       (a) the existence of any claim, set-off, defense or other right which JLM Marketing may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Bank, or any other Person, whether in connection with this Agreement, any other Facility Document, the transactions contemplated herein, or any unrelated transaction;

       (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect unless the Bank's actions with respect thereto constituted gross negligence or willful misconduct;

       (c) payment by the Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, except payment resulting solely from the gross negligence or willful misconduct of the Bank; or

       (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting solely from the gross negligence or willful misconduct of the Bank.

       Section 3.07. Cash Collateral Account. If the Revolving Credit Commitment is terminated and all amounts owing under this Agreement, the Notes and the Letters of Credit become due and payable pursuant to Section 9, JLM Marketing shall deposit with the Bank, on the date such obligations become due and payable, an amount in cash equal to the Letter of Credit Obligations as of
such date and the other amounts owning hereunder.   Such amounts shall be
deposited in a cash collateral account to be established by the Bank and shall constitute collateral security for the Letter of Credit Obligations and other amounts owing hereunder. All amounts in such cash collateral account shall be maintained pursuant to the cash collateral account agreement which shall grant to the Bank exclusive dominion and control (including exclusive rights of withdrawal) over all such amounts and shall be otherwise satisfactory in form and substance to the Bank.

       Section 3.08. Letter of Credit Fees. (a) JLM Marketing agrees to pay in advance the Bank a non-refundable letter of credit fee with respect to each Letter of Credit, payable in the same currency as that in which such Letter of Credit is denominated, computed at the rate per annum equal to one percent of the aggregate undrawn amount under such Letter of Credit on the date on which such fee is calculated.

       (b) JLM Marketing agrees to pay the Bank, for its own account, its normal and customary administration, amendment, transfer, payment and negotiation fees charged in connection with its issuance and administration of letters of credit.

              ARTICLE 4.  CONDITIONS PRECEDENT.

       Section 4.01. Documentary Conditions Precedent. The obligations of the Bank to make any Loan and to issue any Letter of Credit are subject to the condition precedent that the Bank shall have received on or before the date of such Loans or date of the issuance of such Letters of Credit each of the following, in form and substance satisfactory to the Bank and its counsel:

       (a) counterparts of this Agreement executed by each of the JLM Domestic Entities, MacDonald and the Bank;

       (b) the Revolving Credit Note duly executed by JLM Marketing, the North Carolina Term Note duly executed by JLM Terminals and the Florida Term Note duly executed by JLM Industries and JLM Marketing;

       (c) the North Carolina Deed of Trust duly executed by JLM Terminals, the First Florida Mortgage Modification duly executed by JLM Industries and the Florida Mortgage shall be in full force and effect;

       (d) the Security Agreement duly executed by each of the JLM Domestic Entities together with (i) executed copies of the financing statements (UCC-1) to be duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Bank, desirable to perfect the security interests created by the Security Agreement; (ii) executed copies of the amendment statements (UCC-3) to be duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Bank, desirable to perfect the security interests created by the Security Agreement and (iii) copies of searches identifying all of the financing statements on file with respect to each of the JLM Domestic Entities in all jurisdictions referred to under (i);

       (e)    the Canadian Guarantee duly executed by JLM Canada;

       (f) the Canadian Security Agreement duly executed by JLM Canada together with (i) executed copies of the financing statements to be duly filed under the Personal Property Securities Act and the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Bank, desirable to perfect the security interests created by the Canadian Security Agreement and (ii) copies of searches identifying all of the financing statements on file with respect to JLM Canada in all jurisdictions referred to under (i);

       (g) the Participation Agreement duly executed by the Bank and Barnette Bank of Tampa, N.A.;

       (h) commitments to issue (i) a policy of mortgagee title insurance in favor of the Bank with respect to the Property subject to the Lien of the North Carolina Deed of Trust and (ii) endorsements to the policy of mortgagee title insurance in favor of the Bank with respect to the Property subject to the Lien of the Florida Mortgage;

       (i) "Phase II" environmental assessments with respect to the Property subject to the Lien of the North Carolina Deed of Trust;

       (j) certificates or other evidence of casualty insurance policies covering all of the Property subject to the Lien of the Security Documents with appropriate loss payable endorsements indicating assignment of proceeds thereunder to the Bank and certificates or other evidence of liability insurance with appropriate endorsements indicating the coverage of the Bank as an additional insured;

       (k) certificates of the Secretary or Assistant Secretary of each of the Obligors, dated the Closing Date, (i) attesting to all corporate action taken by such Obligor, including resolutions of its Board of Directors authorizing the execution, delivery and performance of each of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement, (ii) certifying the names and true signatures of the officers of such Obligor authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by such Person under this Agreement and (iii) verifying that the charter and by-laws of such Obligor attached thereto are true, correct and complete as of the date thereof;

       (l) a certificate of a duly authorized officer of each of the Obligors, dated the Closing Date, stating that the representations and warranties in Article 5 are true and correct in all material respects on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

       (m) good standing certificates and certified copies of all charter documents with respect to each Obligor certified by the appropriate officer of its jurisdiction of incorporation, and evidence that each of the Obligors is qualified as a foreign corporation in every other jurisdiction in which it does business; and

       (n) favorable opinions of John T. White, Esq., inside counsel to the Obligors, and Brans, Lehun, Baldwin & Champagne, special Canadian counsel, each dated the Closing Date, in substantially the forms of Exhibit C1 and Exhibit C2 and as to such other matters as the Bank may reasonably request.

       Section 4.02. Additional Conditions Precedent. The obligations of the Bank to make any Loans pursuant to a borrowing which increases the amount outstanding hereunder (including the initial borrowing) or to issue any Letter of Credit shall be subject to the further conditions precedent that on the date of such Loans, the following statements shall be true: (i) the representations and warranties contained in Article 5, in Article 3 of the Security Agreement, and in any other Facility Document, are true and correct on and as of the date of such Loans or the issuance of such Letters of Credit as though made on and as of such date; and (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loans or the issuance of such Letter of Credit.

       Section 4.03. Deemed Representations. Each Notice of borrowing hereunder or request for the issuance of a Letter of Credit and acceptance by JLM Marketing of the proceeds of such borrowing or of the issuance of such Letter of Credit shall constitute a representation and warranty that the statements contained in Section 4.02 are true and correct both on the date of such notice or request and, unless JLM Marketing otherwise notifies the Bank prior to such borrowing or such issuances, as of the date of such borrowing or such issuance.

                  ARTICLE 5.  REPRESENTATIONS AND WARRANTIES.

       Each of the JLM Domestic Entities hereby represents and warrants that:

       Section 5.01. Incorporation, Good Standing and Due Qualification. Each of the JLM Entities is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

       Section 5.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each of the Obligors of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (other than as required under the Security Documents), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any JLM Entity; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any JLM Entity is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Security Documents), upon or with respect to any Property now owned or hereafter acquired by any JLM Entity; or (f) cause any JLM Entity to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         Section 5.03. Legally Enforceable Agreements. Each Facility Document to which any Obligor is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         Section 5.04. Litigation. Except as set forth on Schedule I, there are no actions, suits or proceedings pending or, to the knowledge of any JLM Domestic Entity, threatened, against or affecting any JLM Entity before any court, governmental agency or arbitrator

         Section 5.05. Financial Statements. The consolidated and consolidating balance sheets of the JLM Entities as at December 31, 1993, 1992 and 1991, and the related consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the JLM Entities for the fiscal years then ended, and the accompanying footnotes, together with the opinion on the consolidated statements of Deloitte & Touche, independent certified public accountants, and the interim consolidated and consolidating balance sheets of the JLM Entities as at March 31, 1994, and the related consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the JLM Entities for the three month period then ended, are complete and correct and fairly present the financial condition of the JLM Entities at such dates and the results of the operations of the JLM Entities for the periods covered by such statements, all in accordance with GAAP consistently applied. There are no liabilities of any JLM Entity, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto and which would be required to be recorded in such financial statements or notes in accordance with GAAP, other than liabilities arising in the ordinary course of business since March 31, 1994. No information, exhibit or report furnished by any JLM Entity to the Bank in connection with the negotiation of this Agreement contained any material misstatements of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since March 31, 1994, there has been no change which could have a Material Adverse Effect.

         Section 5.06. Ownership and Liens. Each of the JLM Entities has title to, or valid leasehold interests in, all of its Property including the Property reflected in the financial statements referred to in Section 6.05 (other than any Property disposed of in the ordinary course of business), and none of the Property owned by any JLM Entity and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder and except for the Liens created by the Security Documents.

         Section 5.07. Taxes. Each of the JLM Entities has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties. The federal income tax liability of the JLM Entities has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the taxable year ended December 31, 1988.

         Section 5.08. ERISA. To the best knowledge of each JLM Domestic Entity, each Plan and Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and no event or condition is occurring or exists concerning which any JLM Domestic Entity would be under an obligation to furnish a report to the Bank in accordance with Section 6.08(h) hereof. As of the most recent valuation date for each Plan, each Plan was "fully funded", which for purposes of this Section 5.08 shall mean that the fair market value of the assets of the Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a Plan termination basis. To the best knowledge of each JLM Domestic Entity, no Plan has ceased being fully funded as of the date these representations are made with respect to any Loan under this Agreement. For purposes of this Section 5.08, "material" shall be determined in relation to the financial position of the JLM Entities as specified in Section 6.08(g)(viii).

         Section 5.09. Subsidiaries and Ownership of Stock. Schedule I sets forth the name of each Subsidiary of JLM Industries, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Except as set for in Schedule I, all of the outstanding capital stock of each Subsidiary of JLM Industries are validly issued, fully paid and nonassessable, and all such shares are owned by JLM Industries or another Subsidiary of JLM Industries free and clear of all Liens. Except as set forth in Schedule I, neither JLM Industries nor any of its Subsidiaries owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

         Section 5.10. Credit Arrangements. Schedule II is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect (the "Credit Arrangements") providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which any JLM Entity is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

         Section 5.11. Operation of Business. Each of the JLM Entities possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, which are material to conduct its business substantially as now conducted and as presently proposed to be conducted and no JLM Entity is in violation of any valid rights of others with respect to any of the foregoing.

         Section 5.12. Hazardous Materials. To the knowledge of the Borrower, each of the JLM Entities is in compliance with all Environmental Laws in effect in each jurisdiction where it is presently doing business. No JLM Entity is subject to any liability under any Environmental Law.

         In addition except as set forth on Schedule I, no JLM Entity has received any (i) notice from any Governmental Authority by which any of its present or previously-owned or leased real Property has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Environmental Law as a Hazardous Material disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Law, (ii) notice of any Lien arising under or in connection with any Environmental Law that has attached to any revenues of, or to, any of its owned or leased real Property, or (iii) summons, citation, notice, directive, letter, or other written or oral communication from any Governmental Authority concerning any intentional or unintentional action or omission by such JLM Entity in connection with its ownership or leasing of any real Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any Hazardous Material into the environment resulting in any violation of any Environmental Law.

         Section 5.13. No Default on Outstanding Judgments or Orders. Each of the JLM Entities has satisfied all judgments and no JLM Entity is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

         Section 5.14. No Defaults on Other Agreements. No JLM Entity is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a Material Adverse Effect. No JLM Entity is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 5.15. Labor Disputes and Acts of God. Neither any material part of the business nor the properties of any JLM Entity are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

         Section 5.16. Governmental Regulation. No JLM Entity is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

         Section 5.17. No Forfeiture. Neither any JLM Entity nor any of its Affiliates is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened.

         Section 5.18. Solvency.

                  (a) The present fair saleable value of the assets of JLM Industries, JLM Marketing, JLM Terminals and JLM Canada after giving effect to all the transactions contemplated by the Facility Documents and the funding of the Revolving Credit Commitment and the issuance of all Letters of Credit hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other Liabilities (including contingent liabilities) of such JLM Domestic Entity as they mature.

                  (b) The property of each JLM Domestic Entity does not constitute unreasonably small capital for such JLM Domestic Entity to carry out its business as now conducted and as proposed to be conducted including the capital needs of such JLM Domestic Entity.

                  (c) No JLM Domestic Entity intends to, nor does any JLM Domestic Entity believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such JLM Domestic Entity, and of amounts to be payable on or in respect of debt of such JLM Domestic Entity). The cash available to such JLM Domestic Entity after taking into account all other anticipated uses of the cash of such JLM Domestic Entity, is anticipated to be sufficient to pay all such amounts on or in respect of debt of such JLM Domestic Entity when such amounts are required to be paid.

         (d) No JLM Domestic Entity believes that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, such JLM Domestic Entity will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments might be rendered). The cash available to each JLM Domestic Entity after taking into account all other anticipated uses of the cash of such JLM Domestic Entity (including the payments on or in respect of debt referred to in paragraph (c) of the Section 5.18), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

     Section 5.19. Security Documents. The Security Documents are effective to create in favor of the Bank a legal, valid and enforceable Lien on and security interest in all right, title and interest of each Obligor in the Collateral securing the obligations of the Obligors under this Agreement, the Notes, the Letters of Credit and the other Facility Documents. The Bank has a fully perfected and continuing first priority Lien on and security interest in such Collateral described in the Security Documents, free from all Liens other than Liens permitted under Section 7.03.


         ARTICLE 6.    AFFIRMATIVE COVENANTS.

     So long as any Note shall remain unpaid, any Letter of Credit Obligation shall remain outstanding or the Bank shall have any revolving Credit Commitment under this Agreement, JLM Industries shall:

     Section 6.01. Maintenance of Existence. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

     Section 6.02. Conduct of Business. Continue, and cause each of its Subsidiaries to continue, to engage in a business of the same general type as conducted by it on the date of this Agreement.

     Section 6.03. Maintenance of Properties. Maintain, keep and preserve, and cause each of its subsidiaries to maintain, keep and preserve, all of its Property necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section 6.04. Maintenance of Records. Keep, and cause each of its subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the JLM Entities.

     Section 6.05. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     Section 6.06. Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its Property unless contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP.

     Section 6.07. Right of Inspection. At any reasonable time and from time to time, permit the Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the Property of, any JLM Entity, and to discuss the affairs, finances and accounts of such JLM Entity with any or their respective officers and directors and independent accountants.

     Section 6.08.   Reporting Requirements.  Furnish directly to the Bank:

           (a) as soon as available and in any event within 90 days after the end of each fiscal year of the JLM entities, the consolidated and consolidating balance sheets of the JLM Entities, as of the end of such fiscal year and the consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the JLM Entities for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and as to the consolidated and consolidating statements accompanied by an opinion thereon acceptable to the Bank by Deloitte & Touche or other independent accountants of national standing selected by the JLM Entities;


           (b) as soon as available and in any event within 45 days after the end of each month of each fiscal year of the JLM Entities, consolidated and consolidating balance sheets of the JLM Entities as of the end of such month and consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the JLM Entities for the period commencing at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by the chief financial officer of the JLM Entities (subject to year-end adjustments);

        (c) simultaneously with the delivery of the financial statements referred to above, a Compliance Certificate of the chief financial officer of the JLM Industries (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) at the end of each fiscal quarter with computations demonstrating compliance with the covenants contained in article 8;

        (d) simultaneously with the delivery of the annual financial statements referred to in Section 6.08(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audits of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

        (e) as soon as available and in any event within 30 days after the end of each of fiscal month of the JLM Entities, a schedule showing the amounts and aging of all Receivables of the JLM Entities as of the end of such month together with a reconciliation of all Receivables and together with a schedule showing the quantity, the amounts and the value of Inventory of the JLM Entities existing as of the end of such month;

        (f) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting any JLM Entity;

        (g) as soon as possible and in any event within 10 days after becoming aware of or having reason to become aware of the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the JLM Entities with respect thereto;

        (h) as soon as possible and in any event within ten days after any JLM Entity knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of such JLM Entity setting forth details respecting such event or condition and the action, if any, which such JLM Entity or an ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such by such JLM Entity or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

               (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by such JLM Entity or an ERISA Affiliate to terminate any Plan;

               (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by such JLM Entity or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal from a Multiemployer Plan by such JLM Entity or any ERISA Affiliate that results in liability under
Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of such JLM Entity or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against such JLM Entity or any ERISA Affiliate to enforce
Section 515 of ERISA, which proceeding is not dismissed within 30 days;

               (vi)   the adoption of an amendment to any Plan that pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if such JLM Entity or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

               (vii) any event or circumstance exists which may reasonably be expected to constitute grounds for such JLM Entity or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

               (viii) the Unfunded Benefit Liabilities of one or more Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the JLM Entities; provided, however, that such increase shall not be deemed to be material so long as it does not exceed during any consecutive 3 year period $100,000;

          (i) promptly after the request of the Bank, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to such JLM Entity or an ERISA Affiliate;

          (j) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which any JLM Entity sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which such JLM Entity files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

          (k) promptly after becoming aware of the existence of any violation or alleged violation in any material respect of any Environmental Law by any JLM Entity, prompt written notice of and a description of the nature of such violation or alleged violation, what action such JLM Entity is taking or proposes to take with respect thereto and, when-known, any action taken, or proposed to be taken, by any Governmental Authority with respect thereto;

          (1) promptly after the commencement thereof or promptly after any JLM Entity knows of the commencement or threat thereof, notice of any Forfeiture Proceeding; and

          (m) such other information respecting the condition or operations, financial or otherwise, of any JLM Entity as the Bank may from time to time reasonably request.

     Section 6.03 Additional Subsidiary Guarantors. Cause each of its Subsidiaries acquired or formed after the date hereof with funds advanced by the Bank under this Agreement to become an obligor hereunder pursuant to an assumption agreement in form and substance satisfactory to the Bank, and shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the JLM Domestic Entities pursuant to Article 4 hereof upon the Closing Date or as the Bank shall have reasonably requested.

                         ARTICLE 7. NEGATIVE COVENANTS.

     So long as any Note shall remain unpaid, any Letter of Credit Obligation shall remain outstanding or the Bank shall have any

Revolving Credit commitment under this Agreement, JLM Industries shall not:

     Section 7 01. Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

          (a) Debt of the JLM Domestic Entities under this Agreement, the Notes, the Letters of Credit and the other Facility Documents;

          (b) Debt described in Schedule II;

          (c) Debt of any Obligor to any other Obligor so long as (i)if such debt is secured, such Debt is evidenced by a promissory note and such note together with such security is pledged as collateral for the Loans, the Letter of Credit Obligations and the other obligations under the Facility Documents and
(ii) if such Debt is evidenced by a promissory note or other Instrument, such note or other instrument is pledged to the Bank as collateral for the Loans, the Letter of Credit Obligations and the other obligations under the Facility Documents;

          (d) accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred in the ordinry course of business and paid within prescribed time limits that are in the ordinary course of business, unless contested in good faith and by appropriate proceedings; or

          (e) Debt of any JLM Entity secured by Purchase Money Liens permitted by Section 7.03(j) provided that the aggregate principal amount of all such Debt for all JLM Entities does not exceed at any time $100,000.

     Section 7.02. Guaranties. Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Guaranty, except Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     Section 7.03. Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its Property, now owned or hereafter acquired, except:

          (a) Liens in favor of the Bank securing the Loans and the Letter of Credit obligations hereunder;

          (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with GAAP;

                  (c) Liens imposed by law, such as mechanic's materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 60 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP;

                  (d) Liens under workmen's compensation, unemployment insurance, social security or other similar legislation (other than ERISA);

                  (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  (f) judgment and other similar Liens arising in connection with court proceedings which do not exceed $100,000 in the aggregate or where the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by any JLM Entity of the Property or assets encumbered thereby in the normal course of its business or materially impair the value of the Property subject thereto;

                  (h) Liens securing obligations of any Obligor to any other Obligor;

                  (i)  Liens described on Schedule III;

                  (j)  Purchase Money Liens; provided that:

                       (i) any Property subject to any of the foregoing is acquired by any JLM Entity in the ordinary course of its business and the Lien on any such Property is created contemporaneously with such acquisition;

                       (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the Property covered thereby to such JLM Entity acquiring the same;

                       (iii) each such Lien shall attach only to the Property so acquired and fixed improvements thereon; and

                       (iv) the obligations secured by such Lien are permitted by the provisions of Section 7.01(h) and the related expenditure is permitted under Section 8.03.

         Section 7.04. Leases. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal Property, except:

                  (a) leases existing on the date of this Agreement and any extensions or renewals thereof;

                  (b) operating leases (other than Capital Leases) which do not in the aggregate require the JLM Entities on a consolidated basis to make payments (excluding taxes, insurance, maintenance and similar expense which any Consolidated Entity is required to pay under the terms of any lease) in any fiscal year of the JLM Entities in excess of $1,000,000;

                  (c)  leases between any Obligor and any other Obligor; and

                  (d)  Capital Leases permitted by Section 7.01 and Section
7.03.

         Section 7.05. Investments. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except:

                  (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

                  (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.;

                  (c) time deposits or certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of $50,000,000;

                  (d) money market or mutual funds whose sole investments are comprised of investments permitted under the foregoing clauses (a) through (c);

                  (e) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to any JLM Entity;

                  (f) Property to be used or useful in the ordinary course of business of the JLM Entities; or

                  (g) Subsidiaries, provided that the aggregate investment in all Subsidiaries during the term of this Agreement shall not exceed $750,000 and further provided that JLM Industries and\or its Subsidiaries shall at all times own, directly and indirectly, 100% of the securities or other ownership interests having ordinary voting power (absolutely and contingently) for the election of directors or other persons performing similar functions with respect to such Subsidiary.

         Section 7.06. Dividends. Declare or pay, or permit any of its Subsidiaries to declare or pay, any dividends, purchase, redeem, retire or otherwise acquire for value, or permit any such Subsidiary to purchase, redeem, retire or otherwise acquire for value, any of its capital stock now or hereafter outstanding, or make, or permit any such Subsidiary to make, any distribution of assets to its stockholders as such whether in cash, assets or in obligations of the JLM Entities, or allocate or otherwise set apart, or permit any such Subsidiary to allocate or otherwise set apart, any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make, or permit any such Subsidiary to make, any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, except that:

                  (a) JLM Industries may declare and deliver dividends and make distributions payable solely in its common stock;

                  (b) JLM Industries may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock; and

                  (c) any JLM Entity may declare and deliver dividends and make distributions to any Obligor.

         SECTION 7.07. Sale of Property. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired Property (including, without limitation, shares of stock and indebtedness, receivables and leasehold interests); except:

                  (a) for Inventory disposed of in the ordinary course of business;

                  (b) the sale or other disposition of Property no longer used or useful in the conduct of its business; or

                  (c) any Obligor may sell, lease, assign, or otherwise transfer its Property to any obligor.

         Section 7.08. Stock of Subsidiaries. Etc. Sell or otherwise dispose of any shares of capital stock of any of its Subsidiaries, or permit any such Subsidiary to issue any additional shares of its capital stock, except directors, qualifying shares.

         Section 7.09. Transactions with Affiliates. Enter, or permit any Subsidiary enter, into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the JLM Industries's or such Subsidiary's business and upon fair and reasonable terms no less favorable to JLM Industries's or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         Section 7.10. Mergers, Etc.   Merge or consolidate with, or sell,
assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so, except that any obligor may merge into or consolidate with or transfer assets to any other Obligor.

         Section 7.11. Acquisitions.   Make, or permit any of its Subsidiaries,
to make any Acquisition without the prior written approval of the Bank.

         Section 7.12. No Activities Leading to Forfeiture.   Engage in or
propose to be engaged in, or permit any of its Subsidiaries to engage in or propose to be engaged in, the conduct of any business or activity which could result in a Forfeiture Proceeding.

         Section 7.13. Restrictions.   Enter into, or suffer to exist, or
permit any of its Subsidiaries to enter into, or suffer to exist, any agreement with any Person other than the Bank that (a) prohibits, requires the consent of such Person for or limits the ability of (i) any JLM Entity to pay dividends or make other distributions or pay Debt owed to any other JLM Entity, make loans or advances to any other JLM Entity or transfer any of its Property which constitutes Collateral to any other JLM Entity, (ii) any JLM Entity to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues which constitutes Collateral, whether now owned or hereafter acquired, or (iii) any Obligor to enter into any modification or supplement of the Facility Documents; or (b) contains financial covenants which, taken as a whole, are more restrictive on the JLM Entities than the financial covenants contained in
Article 8.

                        ARTICLE 8. FINANCIAL COVENANTS.

         So long as any Note shall remain unpaid, any Letter of Credit Obligation shall remain outstanding or the Bank shall have any Revolving Credit Commitment under this Agreement:

         Section 8.01. Net Income.   (a) JLM Industries shall maintain (i) as
determined as of the end of each fiscal quarter of the JLM Entities, Consolidated Net Income of not less than $300,000 for the two most recently ended fiscal quarters and (ii) as determined as of the end of each fiscal year of the JLM Entities, (A) Consolidated Net Income of not less than $600,000 for the fiscal years ending on December 31, 1994 and December 31, 1995 and (B) Consolidated Net Income of not less than $750,000 for each fiscal year ending thereafter.

         (b) JLM Marketing shall maintain (i) as determined as of the end of each fiscal quarter of the JLM Entities, net income of not less than $150,000 for the two most recently ended fiscal quarters and (ii) as determined as of the end of each fiscal year of the JLM Entities, (A) net income of not less than $300,000 for the fiscal years ending on December 31, 1994 and December 31, 1995 and (B) net income of not less than $450,000 for each fiscal year ending thereafter.

         Section 8.02. Minimum Tangible Net Worth.   JLM Industries shall
maintain, as determined as of the end of each fiscal year of the JLM Entities, Consolidated Tangible Net Worth of not less than (a) $6,000,000 on the Closing Date, (b) $6,600,000 at December 31, 1994, (c) $7,200,000 at December 31, 1995
and (d) at each December 31 thereafter, $750,000 more than at December 31 of the previous year.

         SECTION 8.03. Leverage Ratio.   JLM Industries shall maintain, as
determined as of the end of each fiscal quarter of the JLM Entities, a Leverage Ratio of not greater than 6.00 to 1.00.

         Section 8.04. Cash Flow Ratio.   (a) JLM Terminals shall maintain, as
determined as of the end of each fiscal year of the JLM Entities, a Consolidated Cash Flow Ratio of not less than (i) 1.50 to 1.00 for the fiscal year ending on December 31, 1994 and (ii) 1.25 to 1.00 for each fiscal year ending thereafter.

         (b) JLM Industries shall maintain, as determined as of the end of each fiscal year of the JLM Entities, a Cash Flow Ratio of not less than 1.50 to 1.00 for each fiscal year ending on or after the Closing Date.

                         ARTICLE 9. EVENTS OF DEFAULT.

         Section 9.01. Events of Default.   Any of the following events shall
be an "Event of Default":

         (a) any Obligor shall: (i) fail to pay the principal of any Note when due; (ii) fail to pay any Reimbursement Obligation when due; or (iii) fail to pay interest on any Note or any fee or other amount due hereunder or under any other Facility Document when due;

         (b) any representation or warranty made or deemed made by any JLM Entity in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

         (c) any JLM Domestic Entity shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.03 or Articles 7 or 8; or
(ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 9.01) in any Facility Document and such failure shall continue for 30 consecutive days;

         (d) any JLM Entity shall: (i) fail to pay any other indebtedness when due, including but not limited to material indebtedness for borrowed money (excluding the payment obligations described in (a) above), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (e) any JLM Entity: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or
(ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 7.03(b)); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its Property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

         (f) one or more final judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate shall be rendered against any JLM Entity and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

         (g) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which any JLM Entity is under an obligation to furnish a report to the Bank in accordance with Section 6.08(h) hereof and as a result of such event or condition, together with all other such events or conditions, such JLM Entity has incurred or in the opinion of the Banks is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the JLM Entities; provided, however, that any such amount shall not be deemed to be material so long as all such amounts do not exceed $100,000 in the aggregate during the term of this Agreement;

         (h) The Unfunded Benefit Liabilities of one or more Plans have increased after the date of this Agreement in an amount which is material (as specified in Section 6.08(g) hereof);

         (i) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rules 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of JLM Industries; and (ii) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the JLM Industries cease for any reason to constitute a majority of the board of directors of JLM Industries;

         (j) any Forfeiture Proceeding shall have been commenced or any JLM Entity shall have given the Bank written notice of the commencement of any Forfeiture Proceeding as provided in Section 6.08(h); or

         (k) any of the Security Documents shall at any time after its execution and delivery and for any reason cease: (i) to create a valid and perfected first priority security interest in and to the Collateral; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Obligor or any Obligor shall deny it has any further liability or obligation under the Security Documents or any Obligor shall fail to perform any of its obligations thereunder.

         Section 9.02. Remedies.   If any Event of Default shall occur and be
continuing, the Bank may, by written notice to the JLM Domestic Entities, (a) declare the Revolving Credit Commitment to be terminated, whereupon the same shall forthwith terminate and so shall the obligations of the Bank to issue any Letter of Credit, (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement, the Notes and the other Facility Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the JLM Domestic Entities and/or (c) direct JLM Marketing to pay to the Bank an amount, to be held as cash security in the cash collateral account held by the Bank under Section 3.07, equal to the Letter of Credit Obligations then outstanding; provided that, in the case of an Event of Default referred to in Section 9.01(e) or
Section 9.01(i)(i) above, the Revolving Credit Commitment shall be immediately terminated, and the Notes, the Letter of Credit Obligations, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the JLM Domestic Entities.

                 ARTICLE 10. GUARANTY OF JLM DOMESTIC ENTITIES.

         Section 10.01. Guarantied Obligations.   Each of the JLM Domestic
Entities, jointly and severally, in consideration of the execution and delivery of this Agreement by the Bank, hereby irrevocably and unconditionally guarantees to the Bank, as and for such JLM Domestic Entity's own debt, until final payment has been made:

         (a) the due and punctual payment of the principal of, and interest on, the Notes and the Letter of Credit Obligations at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness owing, by each of the Obligors under each of the Facility Documents to which it is a party (all such obligations so guarantied are herein collectively referred to as the "Guarantied Obligations"), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof, it being the intent of the JLM Domestic Entities that the guaranty set forth in this Section
10.01 (the "Unconditional Guaranty") shall be a guaranty of payment and not a guaranty of collection; and

         (b) the punctual and faithful performance, keeping, observance, and fulfillment by each of the Obligors of all duties, agreements, covenants and obligations of such Obligor contained in each of the Facility Documents to which it is a party.

         Section 10.02. Performance Under This Agreement. In the event any Obligor fails to make, on or before the due date thereof, any payment of the principal of, or interest on, the Notes, the Letter of Credit Obligations or of any other amounts payable, or any other indebtedness owing, under any of the Facility Documents or if any Obliger shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (a) or clause (b) of Section
10.01 hereof in the manner provided in the Notes, the Letters of Credit or in any of the other Facility Documents, the JLM Domestic Entities shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred.

         Section 10.03. Waivers. To the fullest extent permitted by law, each of the JLM Domestic Entities does hereby waive:

         (a) notice of acceptance of the Unconditional Guaranty;

         (b) notice of any borrowings under this Agreement, or the creation, existence or acquisition of any of the Guarantied Obligations, subject to such JLM Domestic Entity's right to make inquiry of the Bank to ascertain the amount of the Guarantied Obligations at any reasonable time;

         (c) notice of the amount of the Guarantied Obligations, subject to such JLM Domestic Entity's right to make inquiry of the Bank to ascertain the amount of the Guarantied Obligations at any reasonable time;

         (d) notice of adverse change in the financial condition of any other Obligor or any other fact that might increase such JLM Domestic Entity's risk hereunder;

         (e) notice of presentment for payment, demand, protest, and notice thereof as to the Notes, the Letters of Credit or any other instrument;

         (f) notice of any Default or Event of Default;

         (g) all other notices and demands to which such JLM Domestic Entity might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to such JLM Domestic Entity hereunder or under the other Facility Documents);

         (h) the right by statute or otherwise to require the Bank to institute suit against any other Obligor or to exhaust the rights and remedies of the Bank against any other Obligor, such JLM Domestic Entity being bound to the payment of each and al' Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to the Bank by such JLM Domestic Entity;

         (i) any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of any other Obligor or by reason of the cessation from any cause whatsoever of the liability of any other Obligor in respect thereof;

         (j) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of Property of such JLM Domestic Entity made under any judgment, order or decree based on this Agreement, and such JLM Domestic Entity covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law; and

         (k) any claim of any nature arising out of any right of indemnity, contribution, reimbursement or any similar right, or any claim of subrogation arising, in respect of any payment made under the Unconditional Guaranty or in connection with the Unconditional Guaranty, against any other Obligor or the estate of such other Obligor (including, without limitation, Liens on the Property of such other Obligor or the estate of such other Obligor), in each case if, but only if, and for so long as, such other Obligor is the subject of any proceeding brought under the Federal Bankruptcy Code or under the applicable bankruptcy laws of any appropriate jurisdiction, whether now or hereafter in effect, and further agrees that such JLM Domestic Entity will not file any claims against such other Obligor or the estate of such other Obligor in the course of any such proceeding in respect of the rights referred to in this clause (k) and further agrees that the Bank may specifically enforce the provisions of this clause (k)

Until all of the Guarantied Obligations shall have been paid in full, none of the JLM Domestic Entities shall have any right of subrogation, reimbursement, or indemnity whatsoever in respect thereof and no right of recourse to or with respect to any assets or Property of any other Obligor. Nothing shall discharge or satisfy the obligations of the JLM Domestic Entities hereunder except the full and final performance and indefeasible payment of the Guarantied Obligations by the JLM Domestic Entities, upon which the Bank agrees to transfer and assign its interest in the Notes to the JLM Domestic Entities without recourse, representation or warranty of any kind (other than that the Bank owns such Notes and that such Notes are free of Liens created by such holder). All of the Guarantied Obligations shall in the manner and subject to the limitations provided herein for the acceleration of, the Notes and the Letter of Credit Obligations, forthwith become due and payable without notice.

         Section 10.04. Releases. Each of the JLM Domestic Entities consents and agrees that, without notice to or by such JLM Domestic Entity and without affecting or impairing the obligations of such JLM Domestic Entity hereunder, the Bank, in the manner provided herein, by action or inaction, may:

         (a) compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes, the Letters of Credit or the other Facility Documents;

         (b) grant other indulgences to any other Obligor in respect thereof;

         (c) amend or modify in any manner and at any time (or from time to time) any one or more of the Notes, the Letters of Credit and the other Facility Documents in accordance with Section 12.01 or otherwise;

         (d) release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations whether parties hereto or not; and

         (e) exchange, enforce, waive, or release, by action or inaction, any security for the Guarantied Obligations (including, without limitation, any of the collateral therefor) or any other guaranty of any of the Notes or the Letter of Credit Obligations.

         Section 10.05. Marshaling. Each of the JLM Domestic Entities consents and agrees that:

         (a) the Bank shall be under no obligation to marshal any assets in favor of such JLM Domestic Entity or against or in payment of any or all of the Guarantied Obligations; and

         (b) to the extent any other Obligor makes a payment or payments to the Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and such JLM Domestic Entity shall be primarily liable for such obligation.

         Section 10.06. Liability. Each of the JLM Domestic Entities agrees that the liability of such JLM Domestic Entity in respect of this Article 10 shall not be contingent upon the exercise or enforcement by the Bank of whatever remedies the Bank may have against any other Obligor or the enforcement of any Lien or realization upon any security the Bank may at any time possess.

         Section 10.07. Primary Obligation. The Unconditional Guaranty set forth in this Article 10 is a primary and original obligation of each of the JLM Domestic Entities and an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full and final payment of the Guarantied Obligations without respect to future changes in conditions, including change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Notes and the Letter of Credit Obligations) of or by any other Obligor, or with respect to the execution and delivery of any agreement (including, without limitation, the Notes and the other Facility Documents) of any other Obligor.

         Section 10.08 Election to Perform Obligations. Any election by any of the JLM Domestic Entities to pay or otherwise perform any of the obligations of any other Obligor under the Notes or under any of the other Facility Documents, whether pursuant to this Article 10 or otherwise, shall not release such other Obligor from such obligations or any of its other obligations under the Notes or under any of the other Facility Documents.

         Section 10.09. No Election. The Bank shall have the right to seek recourse against any one or more of the JLM Domestic Entities to the fullest extent provided for herein for such JLM Domestic Entity's obligations under this Agreement (including, without limitation, this Article 10) in respect of the Notes. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Bank's right to proceed in any other form of action or proceeding or against other parties unless such holder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Bank against any other Obligor under any document or instrument evidencing obligations of such other Obligor to the Bank shall serve to diminish the liability of any of the JLM Domestic Entities under this Agreement (including, without limitation, this Article 10) except to the extent that the Bank finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon any JLM Domestic Entity's right of subrogation against any other Obligor.

         Section 10.10. Severability. Subject to Article 9 hereof and applicable law, each of the rights and remedies granted under this Article 10 to the Bank may be exercised by the Bank without notice by the Bank to, or the consent of or any other action by, the Bank.

         Section 10.11. Other Enforcement Rights. The Bank may proceed, as provided in Article 10 hereof, to protect and enforce the Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein (including, without limitation, in this Article 10) or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law. The Bank shall have, to the fullest extent permitted by law and this Agreement, a right of set-off against, any and all credits and any and all other Property of any JLM Domestic Entity, now or at any time whatsoever with, or in the possession of, such holder, or anyone acting for such holder, as security for any and all obligations of the JLM Domestic Entities hereunder and such Lien shall be deemed permitted for all purposes under Article 7 hereof.

         Section 10.12. Delay or Omission: No Waiver. No course of dealing on the part of the Bank and no delay or failure on the part of any such Person to exercise any right hereunder (including, without limitation, this Article 10) shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by the Unconditional Guaranty or by law to the Bank may be exercised from time to time as often as may be deemed expedient by such Person.

         Section 10.13. Restoration of Rights and Remedies. If the Bank shall have instituted any proceeding to enforce any right or remedy under the Unconditional Guaranty, under any Note held by the Bank, or under any Security Document, and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Bank, then and in every such case the Bank and each JLM Domestic Entity shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of the Bank shall continue as though no such proceeding had been instituted.

         Section 10.14. Cumulative Remedies. No remedy under this Agreement (including, without limitation, this Article 10), the Notes or any of the other Facility Documents is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder this Agreement (including, without limitation, this Article 10), under the Notes, the Letters of Credit or under any of the other Facility Documents.

         Section 10.15. Survival. So long as the Guarantied Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of the JLM Domestic Entities under this Article 10 shall survive the transfer and payment of any Note or Letter of Credit Obligation and the payment in full of all the Notes and the Letter of Credit Obligations and the expiration and termination of the Revolving Credit Commitment.

ARTICLE 11. GUARANTY OF MACDONALD.

         Section 11.01. Guarantied obligations. MacDonald, in consideration of the execution and delivery of this Agreement by the Bank, hereby irrevocably and unconditionally guarantees to the Bank, as and for his own debt, until final payment has been made:

         (a) the due and punctual payment of the principal of, and interest on, the North Carolina Term Note at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness owing, by JLM Terminals with respect to the North Carolina Term Loan (all such obligations so guarantied are herein collectively referred to as the ''MacDonald Guarantied Obligations"), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof, it being the intent of MacDonald that the guaranty set forth in this Section 11.01 (the "Limited Guaranty") shall be a guaranty of payment and not a guaranty of collection; and

         (b) the punctual and faithful performance, keeping, observance, and fulfillment by JLM Terminals of all duties, agreements, covenants and obligations of JLM Terminals with respect to the North Carolina Term Loan.

         Section 11.02. Performance Under This Agreement. In the event any Obligor fails to make, on or before the due date thereof, any payment of the principal of, or interest on, the North Carolina Term Note or of any other amounts payable, or any other indebtedness owing, with respect to the North Carolina Term Loan or if any Obligor shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (a) or clause (b) of Section 11.01 hereof in the manner provided in the North Carolina Term Note or in any other Facility Document evidencing or securing the North Carolina Term Loan, MacDonald shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred.

         SECTION 11.03. LIMITED GUARANTY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, MACDONALD'S OBLIGATIONS UNDER THIS AGREEMENT ARE LIMITED TO $250,000.

         Section 11.04. Waivers. To the fullest extent permitted by law, MacDonald does hereby waive:

         (a) notice of acceptance of the Limited Guaranty;

         (b) notice of any borrowings under this Agreement, or the creation, existence or acquisition of any of the MacDonald Guarantied Obligations, subject to MacDonald's right to make inquiry of the Bank to ascertain the amount of the MacDonald Guarantied Obligations at any reasonable time;

         (c) notice of the amount of the MacDonald Guarantied Obligations, subject to MacDonald's right to make inquiry of the Bank to ascertain the amount of the MacDonald Guarantied Obligations at any reasonable time;

         (d) notice of adverse change in the financial condition of any Obligor or any other fact that might increase MacDonald's risk hereunder;

         (e) notice of presentment for payment, demand, protest, and notice thereof as to the North Carolina Term Note;

         (f) notice of any Default or Event of Default;

         (g) all other notices and demands to which MacDonald might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to MacDonald hereunder or under the other Facility Documents);

         (h) the right by statute or otherwise to require the Bank to institute suit against any Obligor or to exhaust the rights and remedies of the Bank against any Obligor, MacDonald being bound to the payment of each and all MacDonald Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such MacDonald Guarantied Obligations were directly owing to the Bank by MacDonald;

         (i) any defense arising by reason of any disability or other defense (other than the defense that the MacDonald Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of any Obligor in respect thereof;

         (j) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of Property of MacDonald made under any judgment, order or decree based on this Agreement, and MacDonald covenants that he will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law; and

         (k) any claim of any nature arising out of any right of indemnity, contribution, reimbursement or any similar right, or any claim of subrogation arising, in respect of any payment made under the Limited Guaranty or in connection with the Limited Guaranty, against any Obligor or the estate of such Obligor (including, without limitation, Liens on the Property of such Obligor or the estate of such Obligor), in each case if, but only if, and for so long as, such Obligor is the subject of any proceeding brought under the Federal Bankruptcy Code or under the applicable bankruptcy laws of any appropriate jurisdiction, whether now or hereafter in effect, and further agrees that MacDonald will not file any claims against such Obligor or the estate of such Obligor in the course of any such proceeding in respect of the rights referred to in this clause (k), and further agrees that the Bank may specifically enforce the provisions of this clause (k).

Until all of the MacDonald Guarantied Obligations shall have been paid in full, MacDonald shall not have any right of subrogation, reimbursement, or indemnity whatsoever in respect thereof and no right of recourse to or with respect to any assets or Property of any Obligor. Nothing shall discharge or satisfy the obligations of MacDonald hereunder except the full and final performance and indefeasible payment of the MacDonald Guarantied Obligations by MacDonald or any Obligor, upon which the Bank agrees to transfer and assign its interest in the North Carolina Term Note to MacDonald without recourse, representation or warranty of any kind (other than that the Bank owns such Note and that such Note is free of Liens created by such holder). All of the MacDonald Guarantied Obligations shall in the manner and subject to the limitations provided herein for the acceleration of, the North Carolina Term Note, forthwith become due and payable without notice.

         Section 11.05. Releases. MacDonald consents and agrees that, without notice to or by MacDonald and without affecting or impairing the obligations of MacDonald hereunder, the Bank, in the manner provided herein, by action or inaction, may:

         (a) compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the North Carolina Term Note or the other Facility Documents evidencing or securing the North Carolina Term Loan;

         (b) grant other indulgences to any other Obligor in respect thereof;

         (c) amend or modify in any manner and at any time (or from time to time) any one or more of North Carolina Term Note or the other Facility Documents evidencing or securing the North Carolina Term Loan in accordance with Section 12.01 or otherwise;

         (d) release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations whether parties hereto or not; and

         (e) exchange, enforce, waive, or release, by action or inaction, any security for the MacDonald Guarantied obligations (including, without limitation, any of the collateral therefor) or any other guaranty of the North Carolina Term Note.

         Section 11.06. Marshaling. MacDonald consents and agrees that:

         (a) the Bank shall be under no obligation to marshal any assets in favor of MacDonald or against or in payment of any or all of the MacDonald Guarantied Obligations; and

         (b) to the extent any Obligor makes a payment or payments to the Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and MacDonald shall be primarily liable for such obligation.

         Section 11.07. Liability. MacDonald agrees that the liability of MacDonald in respect of this Article 11 shall not be contingent upon the exercise or enforcement by the Bank of whatever remedies the Bank may have against any other Obligor or the enforcement of any Lien or realization upon any security the Bank may at any time possess.

         Section 11.08. Primary obligation. The Limited Guaranty set forth in this Article 11 is a primary and original obligation of each of the JLM Domestic Entities and an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full and final payment of the MacDonald Guarantied Obligations without respect to future changes in conditions, including change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the North Carolina Term Note) of or by any Obligor, or with respect to the execution and delivery of any agreement (including, without limitation, the North Carolina Term Note and the other Facility Documents evidencing or securing the North Carolina Term Loan) of any Obligor.

         Section 11.09. Election to Perform obligations. Any election by MacDonald to pay or otherwise perform any of the obligations of any Obligor under the North Carolina Term Note or under any of the other Facility Documents evidencing or securing the North Carolina Term Loan, whether pursuant to this
Article II or otherwise, shall not release such Obligor from such obligations or any of its other obligations under the North Carolina Term Note or under any of the other Facility Documents evidencing or securing the North Carolina Term Loan.

         Section 11.10. No Election. The Bank shall have the right to seek recourse against any MacDonald to the fullest extent provided for herein for MacDonald's obligations under this Agreement (including, without limitation, this Article 11) in respect of the North Carolina Term Note. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Bank's right to proceed in any other form of action or proceeding or against other parties unless such holder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Bank against any Obligor under any document or instrument evidencing obligations of such Obligor to the Bank shall serve to diminish the liability of MacDonald under this Agreement (including, without limitation, this Article 11) except to the extent that the Bank finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon MacDonald's right of subrogation against any Obligor.

         Section 11.11. Severability. Subject to Article 9 hereof and applicable law, each of the rights and remedies granted under this Article 11 to the Bank may be exercised by the Bank without notice by the Bank to, or the consent of or any other action by, the Bank.

         Section 11.12. Other Enforcement Rights. The Bank may proceed, as provided in Article 11 hereof, to protect and enforce the Limited Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein (including, without limitation, in this Article 11) or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law. The Bank shall have, to the fullest extent permitted by law and this Agreement, a right of set-off against, any and all credits and any and all other Property of MacDonald, now or at any time whatsoever with, or in the possession of, such holder, or anyone acting for such holder, as security for any and all obligations of MacDonald hereunder.

         Section 11.13. Delay or Omission No Waiver. No course of dealing on the part of the Bank and no delay or failure on the part of any such Person to exercise any right hereunder (including, without limitation, this Article II) shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by the Limited Guaranty or by law to the Bank may be exercised from time to time as often as may be deemed expedient by such Person.

         Section 11.14. Restoration of Rights and Remedies. If the Bank shall have instituted any proceeding to enforce any right or remedy under the Limited Guaranty, under the North Carolina Term Note, or under any Security Document securing the North Carolina Term Loan, and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Bank, then and in every such case the Bank and MacDonald shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of the Bank shall continue as though no such proceeding had been instituted.

         Section 11.15. Cumulative Remedies. No remedy under this Agreement (including, without limitation, this Article 11), the North Carolina Term Note or any of the other Facility Documents evidencing or securing the North Carolina Term Note is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder this Agreement (including, without limitation, this Article 11), under the North Carol na Term Note or under any of the other Facility Documents evidencing or securing the North Carolina Term Note.

         Section 11.16. Survival. So long as the MacDonald Guarantied Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of MacDonald under this Article 11 shall survive the transfer and payment of the North Carolina Term Note and the expiration and termination of the Revolving Credit Commitment.

ARTICLE 12. MISCELLANEOUS.

         Section 12.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the JLM Domestic Entities and the Bank and any provision of this Agreement may be waived by the JLM Domestic Entities and the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 12.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the JLM Domestic Entities under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

         Section 12.03. Expenses. The JLM Domestic Entities shall reimburse the Bank on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Bank) incurred by the Bank in connection with the preparation, performance, or enforcement of this Agreement, the Notes and the other Facility Documents. Each of the JLM Domestic Entities agrees to indemnify the Bank and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) arising under or relating to the Facility Documents or to any actual or proposed use by any JLM Entity of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified).

         Section 12.04. Survival. The obligations of the JLM Domestic Entities under Section 12.03 shall survive the repayment of the Loans and the Letters of Credit and the termination of the Revolving Credit Commitment.

         SECTION 12.05. Assignment Participations.

                   (a) This Agreement shall be binding upon, and shall inure to the benefit of, the JLM Domestic Entities, MacDonald, the Bank and their respective successors and assigns, except that the JLM Domestic Entities and MacDonald may not assign or transfer THEIR RIGHTS OR OBLIGATIONS hereunder. The Bank may, with the prior written consent of the JLM Domestic Entities or MacDonald, assign, or sell participation in, all or any part of any Loan or its rights and obligations under the Letters of Credit to another bank or other entity, in which event (i) in the case of an assignment, upon notice thereof by the Bank to the JLM Domestic Entities, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Bank hereunder) and (ii) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the JLM Domestic Entities under Articles 2 and 3 shall be determined as if the Bank had not sold such participation. The agreement executed by the Bank in favor of the participant shall not give the participant the right to require the Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with the Bank. The Bank may furnish any information concerning any JLM Entity or MacDonald in the possession of the Bank from time to time to assignees and participants (including prospective assignees and participants); provided that the Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information.

                   (b) In addition to the assignments and participations permitted under paragraph (a) above, the Bank may assign and pledge all or any portion of its Loans, its Notes and its rights and obligations under the Letters of Credit to (i) any affiliate of the Bank or (ii) any Federal Reserve Bank but only as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment or the exercise of any rights thereunder shall release the assigning Bank from its obligations hereunder or the relationship among the JLM Domestic Entities, MacDonald and the Bank.

         Section 12.06. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Bank, to the JLM Domestic Entities and to MacDonald by ordinary mail or telecopier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (a) if given by mail, 72 hours after DEPOSIT IN THE MAILS with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when the telecopy is transmitted to the telecopier number as aforesaid; provided that notices to the Bank shall be effective upon receipt.

         Section 12.07. Setoff. Each of the JLM Domestic Entities and MacDonald agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of any JLM Domestic Entity or MacDonald at any of the Bank's offices, in Dollars or in any other currency, against any amount payable by the JLM Domestic Entities or MacDonald to the Bank under this Agreement, the Notes or the Letters of Credit which is not paid when due (regardless of whether such balances are then due to such JLM Domestic Entity or the MacDonald), in which case it shall promptly notify the JLM Domestic Entities and MacDonald thereof; provided that the Bank's failure to give such notice shall not affect the validity thereof. Payments by the JLM Domestic Entities and MacDonald hereunder shall be made without setoff or counterclaim.

         SECTION 12.08. JURISDICTION IMMUNITIES. {a) EACH OF THE JLM DOMESTIC ENTITIES AND MACDONALD HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY MASSACHUSETTS STATE OR UNITED STATES FEDERAL COURT SITTING IN SUFFOLK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE NOTES. THE LETTERS OF CREDIT OR THE OTHER FACILITY DOCUMENTS AND EACH OF THE JLM DOMESTIC ENTITIES AND MACDONALD HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MASSACHUSETTS STATE OR FEDERAL COURT. EACH OF THE JLM DOMESTIC ENTITIES AND MACDONALD IRREVOCABLY consents TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH JLM DOMESTIC ENTITY OR MACDONALD AT ITS ADDRESS SPECIFIED IN SECTION 12.06. EACH OF THE JLM DOMESTIC ENTITIES AND MACDONALD AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY Be ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE JLM DOMESTIC ENTITIES AND MACDONALD FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON COVENIENS. EACH OF THE JLM DOMESTIC ENTITIES AND MACDONALD FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE BANK SHALL BE BROUGHT ONLY IN MASSACHUSETTS STATE OR UNITED STATES FEDERAL COURT SITTING IN SUFFOLK COUNTY. EACH OF THE JLM DOMESTIC ENTITIES AND MACDONALD WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

                   (b) Nothing in this Section 12.08 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or PROCEEDING AGAINST ANY JLM Domestic Entity, MacDonald or any of their respective properties in the courts of any other jurisdictions.

                   (c) To the extent that any JLM Domestic Entity or MacDonald has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such JLM Domestic Entity and MacDonald hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Note, the Letters of Credit and the other Facility Documents.

         Section 12.09. Table of Contents: Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         Section 12.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         Section 12.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         Section 12.12. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

         SECTION 12.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH. THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

         Section 12.14. Confidentiality. The Bank agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the JLM Domestic Entities or MacDonald pursuant to this Agreement which is identified by the JLM Domestic Entities or MacDonald as being confidential at the time the same is delivered to the Bank, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Bank, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which the Bank is a party or (v) to any assignee or PARTICIPANT (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to use reasonable precautions to keep such INFORMATION CONFIDENTIAL; and provided finally that in no event shall the Bank be obligated or required to return any materials furnished by the JLM Domestic Entities or MacDonald.

         Section 12.15. Treatment of Certain Information. Each JLM Domestic Entity and MacDonald (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by the Bank or by one or more of its subsidiaries or affiliates and (b) acknowledges that information delivered to the

Bank by each JLM Domestic Entity and MacDonald may be provided to each such subsidiary and affiliate.

                   [BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                               JLM INDUSTRIES, INC.

                                               BY  /s/ Frank A. Musto
                                                 ---------------------
                                                 Name: Frank A. Musto
                                                 Title:VP & CFO

                                               JLM MARKETING, INC.

                                               BY  /s/ Frank A. Musto
                                                 ---------------------
                                                 Name: Frank A. Musto
                                                 Title:VP & CFO

                                               JLM TERMINALS, INC.

                                               BY  /s/ Frank A. Musto
                                                 ---------------------
                                                 Name: Frank A. Musto
                                                 Title:VP & CFO

                                               JLM INTERNATIONAL, INC.

                                               BY  /s/ Frank A. Musto
                                                 ---------------------
                                                 Name: Frank A. Musto
                                                 Title:VP & CFO

                                               OLEFINS MARKETING, INC.

                                               BY  /s/ Frank A. Musto
                                                 ---------------------
                                                 Name: Frank A. Musto
                                                 Title:VP & CFO

                                                  /s/  John L. MacDonald
                                               -------------------------
                                                  John L. MacDonald


                                                Address for Notices:

                                                8675 Hidden Parkway
                                                Tampa, FL 33637
                                                Telecopier No.:  (813) 632-3301
                                                Attn: Chief Executive Office

                                                BANK:
                                                STATE STREET BANK & TRUST
                                                 COMPANY


                                                By  /s/ William F. Zola
                                                  ----------------------
                                                  Name: William F. Zola
                                                  Title:Assistant Vice President

                                                Address for Notices:

                                                225 Franklin Street
                                                Boston, MA 02110
                                                Telecopier No.: (617) 654-4176
                                                Attention: William F. Zola








                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                     AMENDED AND RESTATED PROMISSORY NOTE



$11,000,000.00                                                     July 19, 1995


        FOR VALUE RECEIVED, JLM MARKETING, INC., a Delaware corporation (the "Maker"), HEREBY PROMISES to pay to the order of STATE STREET BANK AND TRUST COMPANY (hereinafter called the "Bank"), on the Revolving Credit Termination Date (as such term is defined in that certain Amended and Restated Credit Agreement, dated as of July 19, 1995 (the "Credit Agreement"), and all other capitalized terms which are used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement), the principal sum of the lesser of (i) Eleven Million Dollars ($11,000,000) or (ii) the outstanding amount of Revolving Credit Loans; together with interest (computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days) on the unpaid principal amount thereof outstanding hereunder from time to time from the date hereof, at a fluctuating interest rate per annum (the "Interest Rate") equal to the rate of interest announced by the Bank, in Boston, from time to time as the Bank's prime rate (the "Prime Rate") payable monthly in arrears, on the 1st day of each calendar month during the term hereof beginning August 1, 1995 and on the final day when said principal amounts are paid in full. Each change in the Interest Rate hereunder due to a change in the Prime Rate shall take effect on the date of change in the Prime Rate. Any amounts advanced by the Bank with regard to a payment upon a banker's acceptance, documentary letter of credit or standby letter of credit shall be payable as a cash advance pursuant to this Note, and subject to the payment of interest, as of the date such amounts are advanced by the Bank.

        Both principal and interest are payable in lawful money of the United States of America to the Bank at 225 Franklin Street, Boston, Massachusetts 02110 or such other address as the Bank may designate to the Maker; provided, however, the Bank may charge from time to time such amounts against any account of the Maker with the Bank.

        Anything herein contained to the contrary notwithstanding, the maximum rate of interest payable in respect of the unpaid principal amount hereof shall not exceed the maximum rate allowable under such provisions of law, as in effect from time to time, as is applicable to the indebtedness evidenced hereby and to the payee or holder thereof.

        This Note is the Revolving Credit Note referred to in, and entitled to the benefits of, the Credit Agreement and is secured by an Amended and Restated Security Agreement, dated as of June 15, 1994 (the "Security Agreement"), as more fully described in the Credit Agreement. The prompt payment of this Note is guaranteed, all as more fully described in the Credit Agreement. The Bank or any subsequent holder of this Note shall have all of the rights arising under this Note, the Credit Agreement and the

Security Agreement hereinbefore referred to. The Credit Agreement and the Security Agreement grant to the Bank certain security interests in property of the Maker and the Guarantors, and the Bank or any subsequent holder of this Note shall, in addition to all other rights, be entitled to all the rights of a secured party under the Massachusetts Uniform Commercial Code.

        Upon the occurrence of any Event of Default specified in said Credit Agreement or Security Agreement, the principal of this Note, premium if any, principal amount of outstanding banker's acceptance, documentary letters of credit and standby letters of credit, fees with respect to such amounts and the interest and penalties accrued thereon may be declared forthwith due and payable as provided in said Credit Agreement.

        Notwithstanding anything to the contrary herein, principal and interest hereunder shall be payable in the manner set forth in the Credit Agreement and the Security Agreement.

        If any required payment of principal, premium, if any, fees or interest, or any part thereof, be not paid when due the same shall bear interest at the rate per annum equal to the Prime Rate plus two (2) percentage points until paid (computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days). In addition, the Bank may collect, and the Maker agrees to pay, a late charge equal to five percent (5%) of any principal, fee or interest payment due under this Note if such payment is not made within ten (10) days of the due date thereof to defray the extra expense of handling the delinquent payment.

        The maker hereby waives presentment for payment, demand, notice of dishonor and protest and all other demands or notices in connection with the delivery, performance, default or enforcement of this Note.

        The Bank shall have a lien upon the right to set off against all deposits and property of the Maker now or hereafter in the Bank's possession or in transit to it.




                   [BALANCE OF PAGE LEFT BLANK INTENTIONALLY]

        This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.



                                        JLM MARKETING, INC.


                                        By: /s/ John T. White
                                           ----------------------------
                                           Name:  John T. White
                                           Title: Vice President

                                AMENDMENT NO. 1

                         Dated as of December 30, 1995

        This AMENDMENT among JLM INDUSTRIES, INC., a Delaware corporation ("JLM Industries"), JLM MARKETING, INC., a Delaware corporation ("JLM Marketing"), JLM TERMINALS, INC., a North Carolina corporation ("JLM Terminals") JLM INTERNATIONAL, INC., a Delaware corporation ("JLM International"), and OLEFINS MARKETING, INC., a Delaware corporation ("Olefins Marketing" and together with JLM Industries, JLM Marketing, JLM Terminals and JLM International, collectively, the "JLM domestic Entities"); JOHN L. MACDONALD, an individual residing at 921 Ankorage Rd., Tampa, FL 33602 ("MacDonald"); and STATE STREET BANK AND TRUST COMPANY, a Massachusetts bank and trust company (the "Bank").

         PRELIMINARY STATEMENT.

         A. The JLM Domestic Entities, MacDonald and the Bank have entered into an Amended and Restated Credit Agreement dated as of June 15, 1994 (the "Credit Agreement"; the capitalized terms defined therein being used herein as therein defined unless otherwise defined herein).

         B. The JLM Domestic Entities, MacDonald and the Bank have agreed to amend the Credit Agreement and the Revolving Credit Note as hereinafter set forth.

         SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended as follows;

              (a) The definition of the term "Revolving Credit Commitment" contained in Section 1.01 of the Credit Agreement is amended and restated in full to read as follows:

         "Commitment" means the obligation of the Bank to make the Revolving Credit Loans under this Agreement in the aggregate principal amount of $11,000,000, as such amount may be reduced or otherwise modified from time to time.

              (b) Article 8 is amended and restated in its entirety to read as follows:

                   ARTICLE 8.   FINANCIAL COVENANTS.

                   Section 8.01.  Net Income, (a) JLM Industries shall maintain
         (i) as determined as of the end of each of each fiscal quarter of the JLM Entities, Consolidated Net Income of not less than $1,000,000 for the two most recently ended fiscal quarters and (ii) as determined as of the end of each fiscal year of the JLM Entities, Consolidated Net Income of not less than $2,000,000 for such fiscal year.


                           (b)    JLM Marketing shall maintain (i) as
         determined as of the end of each fiscal quarter of the JLM Entities, net income of not less than $250,000 for the two most recently ended fiscal quarters and (ii) as determined as of the end of each fiscal year of the JLM Entities, net income of not less than $500,000 for such fiscal year.


                   Section 8.02. Minimum Tangible Net Worth. JLM Industries shall maintain, as determined as of the end of each fiscal year of the JLM Entities, Consolidated Tangible Net Worth of not less than (a) $11,000,000 at December 31, 1995, and (b) for each fiscal year thereafter, an amount equal to the minimum required (not actual) amount for the immediately preceding fiscal year plus $2,000,000

                   Section 8.03. Leverage Ratio. JLM Industries shall maintain, as determined as of the end of each fiscal quarter of the JLM Entities, a Leverage Ratio of not greater than (a) 11.0 to 1.0 for the fiscal quarter ending December 31, 1995, (b) 9.5 to 1.0 for each fiscal quarter ending during fiscal year 1996, (c) 7.0 to 1.0 for each fiscal quarter ending during fiscal year 1997, (d) 5.5 to 1.0 for each fiscal quarter ending during fiscal year 1998, (e) 4.0 to 1.0 for each fiscal quarter ending during fiscal year 1999, (f) 3.0 to 1.0 for each fiscal quarter ending during fiscal year 2000, and (g) 2.0 to 1.0 for each fiscal quarter ending thereafter.

                   Section 8.04. Cash Flow Ratio. (a) JLM Terminals shall maintain, as determined as of the end of each fiscal year of the JLM Entities, a Consolidated Cash Flow Ratio of not less than 1.25 to 1.00.

                           (b) JLM Industries shall maintain, as determined as of the end of each fiscal year of the JLM Entities, a Cash Flow Ratio of not less than 1.30 to 1.00.

                           (c) Article 11 of the Credit Agreement is hereby deleted in its entirety and the words "INTENTIONALLY OMITTED" substituted therefore. MacDonald is hereby released from all liability in respect of his guaranty contained in said Article 11 and shall no longer be an "Obligor" under the Credit Agreement. From and after the date of effectiveness of this Amendment, any reference in the Credit Agreement or the other Facility Documents to MacDonald in his capacity as a guarantor under the Credit Agreement, or to Article 11 of the Credit Agreement or any of the Sections contained within Article 11, shall be of no further force and effect.

        (d) The form of Revolving Credit Note attached to the Credit Agreement as Exhibit A1 is hereby replaced with the form of Revolving Credit Note attached hereto as Exhibit A1.

        (e) The form of Borrowing Base Certificate attached to the Credit Agreement as Exhibit B1 is hereby replaced with the form of Borrowing Base Certificate attached hereto as Exhibit B1.

    SECTION 2. Amendments to Revolving Credit Note. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 4 hereof, the Revolving Credit Note shall be amended and restated in its entirety by an amended and restated promissory note in the form of Exhibit A1 hereto.

    SECTION 3. Waiver. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Bank hereby waives any Default or Event of Default due to the failure to comply with the covenants contained in Article 8 of the Credit Agreement for the fiscal quarters ending prior to December 31, 1995.

    SECTION 4. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Bank shall have received counterparts of this Amendment executed by the JLM Domestic Entities, MacDonald and the Bank, and Sections 1, 2 and 3 hereof shall become effective when, and only when, the Bank shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Bank (which date shall be the same for all such documents), in form and substance satisfactory to the Bank:

        (a) The Amended and Restated Promissory Note in the form of Exhibit A1 hereto.

        (b) Certified copies of (i) the resolutions of the Board of Directors of each JLM Domestic Entity approving this Amendment and the matters contemplated hereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby.

        (c) A certificate of the Secretary or an Assistant Secretary of each JLM Domestic Entity certifying the names and true signatures of the officers of such JLM Domestic Entity authorized to sign this Amendment and the other documents to be delivered hereunder.

        (d) A consent in the form appended hereto as Annex I (the "Consent"), executed by JLM Canada.

        (e) Certified copies of (i) the resolutions of the Board of Directors of JLM approving the Consent and the matters contemplated hereby and thereby and
(ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Consent and the matters contemplated hereby.

        (f) A certificate of the Secretary or an Assistant Secretary of JLM Canada certifying the names and true signatures of the officers of JLM Canada authorized to sign the Consent.

        (g) A favorable opinion of John Tower White, counsel for the JLM Domestic Entities and MacDonald, to the effect that this Amendment has been duly authorized, executed and delivered by the JLM Domestic Entities and MacDonald, and that the amended and restated Revolving Credit Note has been duly authorized, executed and delivered by JLM Marketing, Inc., and such instruments constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms, and confirming the opinion of such counsel furnished on June 15, 1994 pursuant to Section 4.01
(n) of the Credit Agreement, with references therein to the Credit Agreement to mean the Credit Agreement as amended by this Amendment.

        (h) A favorable opinion of Brans, Lehun, Baldwin & Champagne, counsel for JLM Canada, to the effect that the Consent has been duly authorized, executed and delivered by JLM Canada and constitutes the legal, valid and binding obligation of JLM Canada, enforceable against JLM Canada in accordance with its terms, and confirming the opinion of such counsel furnished on June 15, 1994 pursuant to Section 4.01(n) of the Credit Agreement, with references therein to the Credit Agreement to mean the Credit Agreement as amended by this Amendment.

        (i) A certificate signed by a duly authorized officer of each JLM Domestic Entity stating that:

        (i) The representations and warranties contained in Section 5 hereof are correct on and as of the date of such certificate as though made on and as of such date, and

        (ii) No event has occurred and is continuing which constitutes a Default or Event of Default.

    SECTION 5. Representations and Warranties of the JLM Domestic Entities and MacDonald. Each of each JLM Domestic Entity and MacDonald represent and warrant as follows:

        (a) Such JLM Domestic Entity is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment.

        (b) The execution, delivery and performance by such JLM Domestic
Entity and MacDonald of this Amendment, the amended and restated Revolving Credit Note and the Facility Documents, as amended hereby, to which it is or is to be a party are within such JLM Domestic Entity's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) such JLM Domestic Entity's charter or by-laws, (ii) any law or any contractual restriction binding on or affecting such JLM Domestic Entity or MacDonald, as the case may be, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by such JLM Domestic Entity or MacDonald, as the case may be.

        (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such JLM Domestic Entity or MacDonald, as the case may be, of this Amendment, the amended and restated Revolving Credit Note or any of the Facility Documents, as amended hereby, to which it is or is to be a party.

        (d) This Amendment, the amended and restated Revolving Credit Note and each of the other Facility Documents, as amended hereby, to which such JLM Domestic Entity or MacDonald, as the case may be, is a party constitute legal, valid and binding obligations of such JLM Domestic Entity or MacDonald, as the case may be, enforceable against such JLM Domestic Entity or MacDonald, as the case may be, in accordance with their respective terms.

        (e) The Security Agreement constitutes valid and perfected first priority Liens in and to the Collateral covered thereby enforceable against all third parties in all jurisdictions and secure the payment of all obligations of the JLM Domestic Entities under the Facility Documents, as amended hereby, including all obligations of JLM Marketing, Inc. under the amended and restated Revolving Credit Note; and the execution, delivery and performance of this Amendment do not adversely affect the aforesaid Liens of such Security Agreement.

        (f) The consolidated and consolidated balance sheets of the JLM Entities as at December 31, 1994, and the related consolidated and consolidated income statements and statements of cash flows and changes in stockholders' equity of the JLM Entities for the fiscal years then ended, copies of which have been furnished to the Bank, fairly present the financial condition of the JLM Entities as at such date and the results of the operations of the JLM Entities for the periods covered by such statements, and since December 31, 1994, there has been no material adverse change in such condition or operations.

        (f) There is no pending or threatened action or proceeding affecting such JLM Domestic Entity before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of such JLM Domestic Entity or which purport to affect the legality, validity or enforceability of this Amendment, the amended and restated Revolving Credit Note or any of the other Facility Documents, as amended hereby.

    SECTION 6. Reference to and Effect on the Facility Documents.

        (a) Upon the effectiveness of Sections 1, 2 and 3 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other Facility Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the other Facility Documents to the Revolving Credit Note shall mean and be a reference to the Revolving Credit Note as amended by the delivery of the amended and restated promissory note in the form of Exhibit Al.

        (b) Except as specifically amended above and by the delivery of the amended and restated promissory note in the form of Exhibit A1, the Credit Agreement and the Revolving Credit Note, and all other Facility Documents, shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement and all of the described therein, does and shall continue to secure the payment of all "Secured Obligations" described therein, as amended hereby.

        (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

    SECTION 7. Costs. Expenses and Taxes. The JLM Domestic Entities jointly and severally agree to pay on demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment, the Revolving Credit Note and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder. The JLM Domestic Entities further jointly and severally agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, the Revolving Credit Note and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 7. In addition, the JLM Domestic Entities shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment, the Revolving Credit Note and the other instruments and documents to be delivered hereunder, and agree to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

        SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

        SECTION 9. Governing Law. This AMENDMENT SHALL be governed by, and construed in accordance with, the laws of the State of Massachusetts.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                                        JLM INDUSTRIES, INC.

                                                        By: /s/Frank A. Musto
                                                           --------------------
                                                           Name:  Frank A.Musto
                                                           Title: VP & CFO

                                                        JLM MARKETING, INC.

                                                        By: /s/ Frank A. Musto
                                                           --------------------
                                                           Name:  Frank A. Musto
                                                           Title: VP & CFO

                                                     JLM TERMINALS, INC.


                                                     By: /s/ Frank A. Musto
                                                        --------------------
                                                        Name:  Frank A. Musto
                                                        Title: VP & CFO

                                                     JLM INTERNATIONAL, INC.


                                                     By: /s/ Frank A. Musto
                                                        --------------------
                                                        Name:  Frank A. Musto
                                                        Title: VP & CFO


                                                     OLEFINS MARKETING, INC.


                                                     By: /s/ Frank A. Musto
                                                        -----------------------
                                                         Name:  Frank A. Musto
                                                         Title: VP & CFO


                                                         /s/John L. MacDonald
                                                         ----------------------
                                                         John L. MacDonald


                                                     STATE STREET BANK AND TRUST
                                                     COMPANY

                                                     By: /s/ William F. Zola
                                                         ----------------------
                                                         William F. Zola
                                                         Vice President

[LOGO STATE STREET BANK]                        Steven W. Harvey
                                                Vice President


                                                Corporate Banking
                                                225 Franklin Street
                                                Boston, MA 02110-2804

                                                Telephone: (617) 664-3021
                                                Facsimile: (617) 664-4178
                                                swharvey@statestreet.com

June 18, 1997

Mr. Frank A. Musto
Vice President and Treasurer
JLM Industries, Inc.
8675 Hidden River Parkway
Tampa, FL 33637

Dear Frank:

The Amended and Restated Credit Agreement ("Credit Agreement") dated June 15, 1994, as amended from time to time, by and among JLM Industries, Inc., JLM Marketing, Inc. JLM Terminals, Inc., JLM International, Olefins Marketing, Inc., John L. Macdonald and State Street Bank and Trust Company ("Bank") has a Revolving Credit Termination Date (as defined in the Credit Agreement) of May 15, 1997. We are temporarily extending the facility and will forbear from enforcing the maturity date of the Revolving Credit until July 31, 1997. Interest payments will continue to be payable as though the Revolving Credit has not matured.

All of the terms and conditions of the Credit Agreement and Security documents governing and/or securing the Loan, remain in full force and effect and are applicable to this letter except to the extent hereby modified. This forbearance is not a waiver or novation on behalf of the Bank.

If you have any questions, please contact me at (617) 664-3021.

Sincerely,


State Street Bank and Trust Company


/s/ Steven W. Harvey         6/19/97
-------------------------    -------
By: Steven W. Harvey           Date


ACKNOWLEDGED AND AGREED:

Barnett Bank, N.A.



/s/ Lynn Billingsley, SVP    6/24/97
-------------------------    -------
By: Lynn Billingsley           Date